FIRST AMENDMENT

to the LowCal Agreements (as defined herein)

THIS FIRST AMENDMENT TO THE LOWCAL AGREEMENTS (this “First Amendment”), effective as of April 23, 2013, is by and among Eos Petro, Inc. (“Eos”), Cellteck, Inc. (“Cellteck”), LowCal Industries, LLC (“LowCal”) Sail Property Management Group LLC (“Sail”) and LowCo [EOS/Petro], LLC (“LowCo, and collectively referred to with Eos, Cellteck LowCal and Sail as the “Parties”).

WHEREAS, the Parties have previously entered into the following agreements (collectively referred to herein as the “LowCal Agreements”):

1.	Loan Agreement and Secured Promissory Note, dated February 8, 2013, between Eos and LowCal (the “Original Note”)

2.	Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing, dated February 8, 2013, between Eos and LowCal (the “Original Mortgage”);

3.	Guaranty, dated February 8, 201,3 between Cellteck and LowCal (the “Guaranty”);

4.	Lock-Up/Leak-Out Agreement, dated February 8, 2013, between Cellteck and LowCal (the “Lock-Up/Leak-Out”);

5.	Series B Convertible Preferred Stock Purchase Agreement, dated February 8, 2013, between Cellteck and LowCal (the “First Stock Purchase Agreement”); and

6.	Compliance/Oversight Agreement, dated February 8, 2013, between Eos and Sail (the “Oversight Agreement”).

WHEREAS, the Parties now desire to amend certain provisions of the LowCal Agreements.

NOW, THEREFORE, in consideration of covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree to amend the LowCal Agreements as follows:

1.          Amendment and Restatement of Original Note. The Original Note is hereby amended and restated in its entirety as set forth in Exhibit A (the “Amended Note”), and the Original Note is voided and replaced in its entirety by the Amended Note and shall have no further effect.

2.          Amendment and Restatement of Original Mortgage. The Original Mortgage is hereby amended and restated in its entirety as set forth in Exhibit B (the “Amended Mortgage”), and the Original Mortgage is voided and replaced in its entirety by the Amended Mortgage and shall have no further effect.

3.          Acknowledgement of Transfer of Shares. Cellteck hereby acknowledges that all of the shares sold to LowCal and related rights of LowCal pursuant to the First Stock Purchase Agreement have been transferred and assigned to LowCo. LowCo hereby acknowledges and agrees that it shall hold such shares subject to the provisions set forth in the First Stock Purchase Agreement and Lock-Up/Leak-Out.

4.          Stock Conversion Options. Cellteck hereby agrees that it will issue additional restricted shares of its Series B preferred stock or common stock, as the case may be, if and when LowCal elects to convert any part of the principal or the accrued but unpaid interest on the Amended Note into shares of Cellteck’s stock pursuant to the conditions set forth in Section 2.5 or Section 2.6 of the Amended Note (the “Stock Conversion Options”).

5.          Sale of Additional Cellteck Shares. Cellteck hereby agrees to sell to LowCo for $10,000 an additional 450,000 restricted shares of Cellteck’s Series B preferred stock pursuant to an additional stock purchase agreement in substantially the form attached hereto as Exhibit C (the “Second Stock Purchase Agreement”).

6.          New Shares Subject to Lock-Up/Leak-Out. LowCal and LowCo hereby agree and acknowledge that, pursuant to Recital F of the Lock-Up/Leak Out, the shares being sold to LowCo in the Second Stock Purchase Agreement and any shares issued pursuant to the Stock Conversion Options will be subject to the trading restrictions on Cellteck’s stock set forth in the Lock-Up/Leak-Out.

7.          Acknowledgement of Guaranty. The Parties agree and acknowledge that the Amended Note, Amended Mortgage and Second Stock Purchase Agreement are part of the Obligation guaranteed by Cellteck in the Guaranty.

8.          Acknowledgement of Good Standing. The Parties agree and acknowledge that any and all Events of Default (as defined in the LowCal Agreements) which may have occurred under the LowCal Agreements on or prior to the date hereof are hereby waived, and the Parties further acknowledge that the LowCal Agreements, as modified by this First Amendment, are in good standing and full force and effect as of the date hereof.

9.          Acknowledgment of GEM Priority Call Rights. Eos and Cellteck agree and acknowledge that their obligation to repay LowCal from the GEM Equity Line of Credit with Global Emerging Markets as set forth in the Original Note and Amended Note (the “GEM Priority Call Rights”) apply to the entire amount of the Obligation, as defined in the Amended Note.

10.         Entire Agreement. The LowCal Agreements, as amended by this First Amendment and with the addition of the Second Stock Purchase Agreement, embody the entire understanding among the Parties with respect to the subject matter thereof and hereof and can be changed only by an instrument in writing executed by all of the Parties.

11.         Conflict of Terms. In the event of a conflict or inconsistency between the terms of the LowCal Agreements and those of this First Amendment, the terms of this First Amendment shall control and govern the rights and obligations of the Parties.

12.         Other Agreements; Ratifications. Except to the extent amended hereby or inconsistent herewith, all of the terms, covenants, conditions and provisions of the LowCal Agreements shall remain in full force and effect, and the Parties hereby acknowledge and confirm that the same are in full force and effect.

13.         Execution. This First Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Facsimile or other electronic signatures shall be accepted by the Parties as originals.

IN WITNESS WHEREOF, the undersigned Parties hereby acknowledge that they have read, understand and consent to the modifications made to the LowCal Agreements by this First Amendment.

CELLTECK, INC.		LOWCAL INDUSTRIES, LLC

By:	/s/ Nikolas Konstant	By:	/s/ Shlomo Lowy
Name:	Nikolas Konstant	Name:	Shlomo Lowy
Title:	Chairman	Title:	Managing Member

EOS PETRO, INC.		SAIL PROPERTY MANAGEMENT GROUP, LLC

By:	/s/ Nikolas Konstant	By:	/s/ Shlomo Lowy
Name:	Nikolas Konstant	Name:	Shlomo Lowy
Title:	Chairman	Title:	Managing Member

LOWCO [EOS/PETRO], LLC

		By:	/s/ Shlomo Lowy
		Name:	Shlomo Lowy
		Title:	Managing Member

EXHIBIT A TO FIRST AMENDMENT

THE ISSUANCE AND SALE OF THE SECURITIES EVIDENCED BY THIS LOAN AGREEMENT AND PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $2,500,000	Originally Issued: February 8, 2013
Note Purchase Price: $2,480,000.00	Amended and Restated On: April 23, 2013

AMENDED AND RESTATED

LOAN AGREEMENT AND SECURED PROMISSORY NOTE

This AMENDED AND RESTATED LOAN AGREEMENT AND SECURED PROMISSORY NOTE (this “Note”) is made between EOS Petro, Inc., a Delaware corporation (“Borrower”) whose office is located 1999 Avenue of the Stars, Suite 2520, Los Angeles, CA 90067 (fax +1.310-552.1556) and LowCal Industries, LLC, a Wyoming limited liability company (“Holder”), whose office is located at 6119 Greenville Avenue, Suite 340, Dallas, Texas 75206-1910.

Borrower is a wholly-owned subsidiary of Cellteck, Inc., a Nevada corporation (“Cellteck”). After the execution and delivery of this Note, Borrower and Cellteck intend for Cellteck to hold a special meeting of its shareholders to implement various transactions, pursuant to which, among other things, Cellteck’s name will be changed to “EOS Petro, Inc.,” Borrower’s name will be changed to Eos Global Petro, Inc., and Cellteck will implement a reverse stock split of its shares of common stock which will trigger the automatic conversion of all outstanding shares of Series B Convertible Preferred Stock into shares of common stock (the “Reverse Split”). All references in this Note to Cellteck shall be deemed to also be references to the same entity after its name is changed, and references to Borrower shall mean the entity that is EOS Petro, Inc. as of this date and the same entity after its name is changed.

This Note was originally issued on February 8, 2013 (the “Original Note”). On April 23, 2013, Borrower and Holder agreed to amend and restate the Original Note in its entirety (as set forth in this Note) in the First Amendment to the LowCal Agreements dated April 23, 2013 by and among Borrower, Cellteck, Holder and Sail Property Management Group LLC (the “First Amendment”). In the First Amendment, Cellteck acknowledges and agrees to fulfill its obligations under Sections 2.5and 2.6 of this Note.

Borrower and Holder agree as follows:

ARTICLE I

THE LOAN

1.1           The Loan and Funding. Borrower has requested Holder to make a loan to Borrower by purchasing, for Two Million Four Hundred Ninety Thousand and 00/100 Dollars ($2,480,000), this Note in the principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the “Loan”). Holder has agreed to purchase this Note from Borrower on the terms and conditions set forth in this Note and the related documents referenced herein. Borrower hereby acknowledges that $510,000 of the Loan was received on February 8, 2013l, and $740,000 of the Loan was received on February 15, 2013. The remaining One Million Two Hundred and Fifty Thousand and 00/100 Dollars ($1,250,000) of the Loan shall be funded in tranches as follows, subject in each case to the satisfaction or waiver of conditions precedent to funding:

(a) on or before April 17, 2013, Holder shall pay to Borrower $500,000;

(b) on or before April 22, 2013, Holder shall pay to Borrower $250,000;

(c) on or before April 29, 2013, Holder shall pay to Borrower $500,000 (the “Closing Date”).

1.2           Security for Loan. Repayment of the Loan shall be secured by (i) granting to Holder a lien on, assignment of and security interest in and to certain oil and gas property rights that are held by Borrower (the “Collateral”) pursuant to a Mortgage, Assignment of Production, Security Agreement and Financing Statement (the “Assignment”) dated February 8, 2013 and as amended on April 23, 2013, (ii) the Guaranty (the “Guaranty”) of Cellteck dated February 8, 2013, and (iii) a first priority position or call right for an amount equal to the then-outstanding principal balance of and accrued interest on this Note on the first draw down by either Borrower or Cellteck of the $20,000,000 Equity Line of Credit (the “GEM Equity Line of Credit”) with Global Emerging Markets (“GEM”) (the “GEM Priority Call Rights”).

1.3           First Sale of Cellteck Stock. Cellteck agreed in the Original Note to sell to Holder for an aggregate of Ten Thousand and 00/100 Dollars ($10,000.00) and Holder has agreed to purchase from Cellteck for an aggregate of Ten Thousand and 00/100 Dollars ($10,000.00), Five Hundred Thousand (500,000) restricted shares of Series B Convertible Preferred Stock of Cellteck, which was sold and purchased on February 8, 2013 pursuant to a Series B Convertible Preferred Stock Purchase Agreement between Holder and Cellteck (the “First Stock Purchase Agreement”).

1.4           Second Sale of Cellteck Stock. Cellteck has agreed in this Note to sell LowCo [EOS/Petro], LLC, a Wyoming limited liability company, for an aggregate of Ten Thousand and 00/100 Dollars ($10,000.00) to be paid by Holder, Four Hundred and Fifty Thousand (450,000) restricted shares of Series B Convertible Preferred Stock of Cellteck, to be sold and purchased on April 23, 2013 pursuant to a Series B Convertible Preferred Stock Purchase Agreement between Holder and Cellteck (the “Second Stock Purchase Agreement”).

1.4           Repayment. Borrower hereby promises to pay to the Holder the total sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) plus accrued interest thereon as set forth in Section 2.2 of this Note, at or before December 31, 2013 to retire the Loan and this Note (the Loan, together with the interest accrued thereon, is referred to herein as the “Obligation”). As used herein, the term “Holder” shall mean the initial holder named above and any subsequent holder of this Note, whichever is applicable from time to time.

1.5           Use of Proceeds. The proceeds of the purchase price of this Note shall be used as follows: (i) a majority of such proceeds shall be used to develop the oil and gas properties subject to the Assignment, (ii) the secondary use of such proceeds is to pay any unpaid costs associated with Cellteck’s planned reverse-stock split transaction, and (iii) any remaining amount shall be used as general working capital by Borrower and Cellteck and their subsidiaries.

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ARTICLE II

GENERAL PROVISIONS

2.1           Maturity Date. The maturity date of the Loan and this Note is December 31, 2013, or the earlier date to which payment of the Loan has been accelerated pursuant to the provisions hereof (the “Maturity Date”).

2.2           Interest Rate. Interest shall accrue on the each installment of the Loan from the date each such installment is provided to Borrower as set forth in Section 1.1 above at an annual rate of ten percent (10%) (“Contract Rate”) and be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

2.3           Default Rate. From and after the Maturity Date, or an earlier date on which all sums owing under this Note become due by acceleration or otherwise, all sums owing under this Note (both principal and interest) will bear interest until paid in full at a rate equal to five percent (5%) per annum in excess of the Contract Rate ("Default Rate").

2.4           Prepayment; Application of Payments. This Note may be prepaid by the Borrower in whole, at any time before the Maturity Date without premium or penalty. All prepayments and payments on this Note shall be applied first to outstanding interest and then to the outstanding principal balance of this Note.

2.5           Notice of Payment and Holder’s Option to Convert Interest. Borrower shall provide Holder with 10 days’ written notice prior to any repayment of the Obligation. Upon receipt of such written notice from Borrower, Holder has the right to convert all accrued but unpaid interest into either: (i) 50,000 restricted shares of Series B Convertible Preferred Stock of Cellteck, if the Reverse Split has not been effectuated; or (ii) 50,000 restricted shares of common stock of Cellteck, if the Reverse Split has been effectuated. Such shares would be issued to LowCo [EOS/Petro], LLC, a Wyoming limited liability company, instead of Holder, at Holder’s request. If Holder elects to exercise this right, it shall provide to Borrower a completed Notice of Conversion, a form of which is attached hereto as Exhibit A. Borrower shall issue and deliver such shares within 10 days after the date of delivery of a completed Notice of Conversion.

2.6           Standalone Option of Holder to Convert Principal. The principal amount of the Note may converted (interest may only be converted pursuant to Section 2.5 of this Note) at the election of Holder into either: (i) restricted shares of Series B Convertible Preferred Stock of Cellteck, if the Reverse Split has not been effectuated; or (ii) restricted shares of common stock of Cellteck, if the Reverse Split has been effectuated, at a conversion price of $5.00 per share. Upon delivery to the Borrower of a completed Notice of Conversion, Borrower shall issue and deliver within 10 days after the date of such delivery to Holder, or, at Holder’s request, to LowCo [EOS/Petro], LLC, a Wyoming limited liability company, the number of shares of stock for the portion of the Note converted in accordance with the foregoing. The number of shares to be issued upon each conversion pursuant to this section shall be determined by dividing that portion of the principal of the Note to be converted by the conversion price.

2.7           Security. The Obligation shall be secured by the Assignment, the Guaranty and the GEM Priority Call Rights.

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2.8           Perfection. Within seven business days of the Closing Date, Borrower shall use commercially reasonably efforts to cause the Assignment to be recorded in the real estate records in the location where the underlying real property is located. Borrower shall also (i) file and record such collateral assignments, financing statements and other documents in such offices as shall be necessary or appropriate to perfect and establish the priority of the liens granted by the Assignment and (ii) take all such other actions as Holder shall determine to be necessary or appropriate to perfect and establish the priority of the liens granted by the Assignment. Holder shall cooperate (at Borrower’s expense) with Borrower in all such actions and activities, including by signing and delivering any documents reasonably requested by Borrower to perfect and establish the priority of the liens granted by the Assignment.

2.9          Attorney in Fact.

(a)          Borrower hereby appoints Holder the attorney in fact of Borrower for the purpose of carrying out the provisions of this Note and the Assignment and taking any action and executing any instruments which Holder may deem necessary or advisable to accomplish the purposes of this Note and the Assignment, to preserve the validity, perfection and priority of the liens granted by the Assignment and, following any default, to exercise its rights, remedies, powers and privileges under this Note and the Assignment. This appointment as attorney in fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Holder shall be entitled under this Note and the Assignment upon the occurrence and continuation of any Event of Default (i) to make, sign, file and record any security instruments, (ii) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (iii) to receive, endorse and collect any instruments or other drafts, instruments, documents and chattel paper in connection with clause (ii) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iv) to file any claims or take any action or proceeding that Holder may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (v) to execute, in connection with any sale or disposition of the Collateral, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

(b)          Without limiting the rights and powers of Holder under Section 2.9(a), Borrower hereby appoints Holder as its attorney in fact, effective as of the date first set forth above and terminating upon the satisfaction in full of the Obligation, for the purpose of (i) preparing, executing on behalf of Borrower, filing, and recording collateral assignment and financing statement documents with appropriate state and county agencies to perfect and enforce the liens granted by the Assignment, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, Borrower as Holder may deem necessary or advisable to accomplish the purposes of this Note and the Assignment (including the purpose of creating in favor of Holder a perfected lien on the property and exercising the rights and remedies of Holder hereunder). This appointment as attorney in fact is irrevocable and coupled with an interest.

ARTICLE III

CONDITIONS TO FUNDING

The obligation of Holder to fund the remaining tranches of this Note shall be subject to the satisfaction or waiver by Holder of all of the following conditions:

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3.1           Authorization. The execution, delivery and performance of this Note and the Assignment shall have been duly authorized by all necessary corporate action on the part of Borrower. The execution, delivery and performance of the Second Stock Purchase Agreement shall have been duly authorized by all necessary corporate action on the part of Cellteck.

3.2           Execution and Delivery of Agreements. Borrower shall have executed and delivered to Holder, this Note and the Assignment, and Cellteck shall have executed and delivered to Holder the Second Stock Purchase Agreement. Such agreements shall be in full force and effect.

3.3         Absence of Defaults. No breach or default under any representation, warranty or covenant, and no event that with the giving of notice or the passage of time would constitute a breach or default under any representation, warranty or covenant, by Borrower or Cellteck shall have occurred under or with respect to any of this Note, the Assignment, the Compliance/Oversight Agreement, the Guaranty, the First Stock Purchase Agreement or the Second Stock Purchase Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BORROWER

Except as disclosed in the Cellteck’s documents filed with the Securities and Exchange Commission (the “SEC”), the Borrower represents and warrants to Holder as of the date hereof:

4.1           Organization and Standing; Charter and Bylaws. Borrower is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Borrower is qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operation or prospects of the Borrower (“Material Adverse Effect”). The Borrower has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

4.2           Corporate Power. The Borrower has all requisite legal and corporate power and authority to enter into this Note, the Assignment and the Compliance/Oversight Agreement, to sell this Note and to carry out and perform its other obligations under the terms of this Note, the Assignment and the Compliance/Oversight Agreement.

4.3           Capitalization; Subsidiaries. All of capital stock of the Borrower is owned by Cellteck. There are no warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of Borrower, or notes, securities or other instruments convertible into or exchangeable for capital stock of Borrower, nor any agreements or understandings with respect to the issuance thereof. Borrower has two subsidiaries: EOS Atlantic Oil & Gas Ltd., a Ghanaian limited liability company, and Plethora Energy, Inc., a Delaware corporation. Borrower owns all of the capital stock of Plethora Energy, Inc. and 90% of the capital stock of EOS Atlantic Oil & Gas Ltd. The other 10% of EOS Atlantic Oil & Gas Ltd. is owned by Baychester Petroleum Ltd., one of Borrower’s Ghanaian-based consultants.

4.4           Authorization. All corporate action on the part of the Borrower and Cellteck, and their respective directors, officers and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Borrower under this Note, the Assignment and the Compliance/Oversight Agreement and all other documents contemplated hereby and thereby and for the authorization, issuance and delivery by the Borrower of this Note has been taken. This Note, the Assignment and the Compliance/Oversight Agreement have been duly executed and delivered by the Borrower and constitute the valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

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4.5           Compliance with Other Instruments. The Borrower is not in violation of any term of its Articles of Incorporation or Bylaws, of any provision of any mortgage, indenture, contract, agreement or instrument to which it is a party or by which it or its assets are bound, or any judgment, decree or order binding upon the Borrower. The execution, delivery and performance of and compliance with this Agreement, and the delivery of this Note, the Assignment and the Compliance/Oversight Agreement will not result in any such violation or be in conflict with or constitute a default under any of the terms or provisions of any document described in the first sentence of this section, or result in the creation of any mortgages, pledges, liens, leases, encumbrances or charges (“Encumbrance”) upon any of the properties or assets of the Borrower pursuant to any such term or provision. There is no such provision that materially and adversely affects the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Borrower.

4.6           No Adverse Litigation. The Borrower is not a party to any pending litigation which seeks to enjoin or restrict the Borrower’s ability to sell or transfer this Note, or enter into this Note, the Assignment and the Compliance/Oversight Agreement, nor is any such litigation threatened against the Borrower. Furthermore, there is no litigation pending or threatened against the Borrower which, if decided adversely to the Borrower, could adversely affect the Borrower’s ability to consummate the transactions contemplated herein or repay the Obligation.

4.7           Consents. No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any person is required to be made or obtained by the Borrower in connection with the execution and delivery or the consummation of this Note, the Assignment and the Compliance/Oversight Agreement and the transactions contemplated hereby or thereby.

4.8          Title to Property and Assets.

(a)           Except as set forth in title documentation delivered to Lender, Borrower owns the properties and assets covered by the Assignment free and clear of all Encumbrances. There is no pending nor, to the knowledge of Borrower, threatened condemnation, eminent domain or similar proceeding with respect to any of the properties covered by the Assignment.

(b)          The assets of Borrower are sufficient to carry on the business of Borrower as currently conducted.

4.9         Compliance with Applicable Laws. Borrower has complied and is in compliance in all material respects with all material laws, statutes, rules, regulations, ordinances and orders of all governmental entities, agencies or other bodies (“Laws”) applicable to Borrower and its assets, properties and businesses the violation of which or non-compliance with which could have a Material Adverse Effect. Borrower has not received any notice of any asserted material violation of, and it has no basis to believe it is not in compliance in all material respects with, any such Laws. No investigation or review by any governmental entity with respect to Borrower or any of its businesses, assets or properties is pending or, to the knowledge of Borrower, has been threatened, nor has any governmental entity indicated an intention to conduct any such investigation or review. Borrower has filed with all proper authorities all material statements and reports required by any Law to which Borrower is subject, and Borrower possesses all material licenses, franchises, permits and governmental authorizations necessary in the conduct of its businesses in the manner in which and in the jurisdictions where Borrower presently conducts such businesses. There are no unresolved reports, warning letters or other documents received from or issued by any governmental entity that indicate or suggest a material lack of compliance with applicable regulatory requirements by Borrower. As used herein, the term “Borrower’s knowledge”, “knowledge of Borrower” or similar terms shall mean the actual knowledge, or matters that could have been known after due inquiry (including, without limitation, inquiry of other persons within its organization having knowledge of the subject matter and any professionals retained with respect to any such matter), of any officer or director of Borrower.

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4.10         Material Contracts. Borrower has performed all obligations required to be performed by it to date under each material contract to which it is a party or under which it derives substantial benefits (“Contracts”) and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. To the knowledge of Borrower, each of the parties to the Contracts other than Borrower has performed all obligations required to be performed by such party to date under the Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Each Contract is a legal, valid and binding obligation of the parties thereto and is in full force and effect.

4.11         Environmental Matters. Neither Borrower nor any predecessor of any of Borrower is in material violation of any Environmental Law. For purposes of this Agreement, “Environmental Laws” means any United States federal, state or local laws, regulations and enforceable governmental orders relating to pollution or protection of the environment, human health and safety, or natural resources, including, without limitation the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.

4.12         Disclosure. No representation or warranty contained in this Note, the Assignment, the Guaranty, the First Stock Purchase Agreement, the Second Stock Purchase Agreement or information furnished by Borrower to Lender pursuant hereto or in connection with the transaction contemplated by this Note, the Assignment, the Guaranty, the First Stock Purchase Agreement or the Second Stock Purchase Agreement contains any untrue statement of material fact or omits to state a material fact about or concerning it or its subsidiaries or their respective businesses and assets.

4.13         Representations and Warranties of Cellteck. Each representation and warranty of Cellteck made in the First Stock Purchase Agreement, Second Stock Purchase Agreement and the Guaranty is true and correct all respects.

ARTICLE V

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

5.1           Failure to Pay Principal or Interest. The Borrower fails to pay any principal or interest due under this Note when due, including any applicable grace period.

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5.2           Breach of Covenant. (i) The Borrower breaches any material covenant or other term or condition of this Note, the Assignment or the Compliance/Oversight Agreement, in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to the Borrower from the Holder, or (ii) Cellteck breaches any material covenant or other term or condition of the Guaranty, the First Stock Purchase Agreement or the Second Stock Purchase Agreement, in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to Cellteck from the Holder.

5.3           Breach of Representations and Warranties. (i) Any material representation or warranty of the Borrower made herein, in the Assignment, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect as of the date made, or (ii) any material representation or warranty of Cellteck made in the Guaranty, the First Stock Purchase Agreement, Second Stock Purchase Agreement or in any agreement, statement or certificate given in writing pursuant thereto or in connection herewith shall be false or misleading in any material respect as of the date made.

5.4           Liquidation. Any dissolution, liquidation or winding up of Borrower or Cellteck or any substantial portion of their respective businesses.

5.5           Cessation of Operations. Any cessation of operations by Borrower or Cellteck or Borrower or Cellteck admits it is otherwise generally unable to pay its debts as such debts become due.

5.6           Maintenance of Assets. The failure by Borrower to maintain any material oil and gas properties, leases, interests or rights, including, without limitation, any such properties, leases, interests or rights covered by the Assignment, or any personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

5.7           Receiver or Trustee. The Borrower or any material subsidiary of Borrower or Cellteck shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

5.8           Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of Borrower or Cellteck.

5.9           Delisting. Delisting of the Cellteck’s common stock from any principal market on which it is listed or quoted, failure to comply with the requirements for continued listing on a principal market for a period of five (5) consecutive trading days, or notification from a principal market that Cellteck is not in compliance with the conditions for such continued listing on such principal market.

5.10         Non-Payment. A default by the Borrower or Cellteck under any one or more obligations in an aggregate monetary amount in excess of $200,000 for more than twenty (20) days after the due date, unless the Borrower or Cellteck is contesting the validity of such obligation in good faith.

5.11         Failure to Deliver Stock. Cellteck’s failure to timely deliver to the Holder certificates representing the stock purchased in the First Stock Purchase Agreement or the Second Stock Purchase Agreement within 10 business days after the effectuation of the Reverse Split.

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5.12         Financial Statement Restatement. The restatement of any financial statements filed by Cellteck with the SEC for any date or period from two years prior to the date hereof and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.

5.13         Executive Officers Breach of Duties. Any of Borrower’s named executive officers or directors is convicted of a criminal violation of securities laws, or a settlement in excess of $250,000 is reached by any such officer or director relating to a violation of securities laws, breach of fiduciary duties or self-dealing.

ARTICLE VI

CERTAIN COVENANTS

6.1           Corporate Existence. From the funding of the initial tranche of the purchase price of this Note and for so long as this Note is outstanding, the Borrower shall, and shall cause each of its material subsidiaries to (i) conduct its operations in the ordinary course of business consistent with past practice, (ii) maintain its corporate existence and (iii) maintain and protect its oil and gas properties, leases, interests or rights, including, without limitation, any such properties, leases, interests or rights covered by the Assignment and all other material assets used and useful in the business of the Borrower and its material subsidiaries.

6.2           Filing Status. For so long as the Note is outstanding, Borrower shall use its commercially reasonable efforts to cause Cellteck to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, other than Cellteck’s 10-K for the year ended December 31, 2012, and Borrower shall cause Cellteck not to terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

6.3           SEC Filings. For so long as the Note is outstanding, (i) Borrower shall use its commercially reasonable efforts to cause Cellteck to timely file with the SEC, within the time periods specified in the SEC’s rules and regulations, all quarterly and annual financial information required to be filed with the SEC on Forms 10-Q and 10-K, other than Cellteck’s 10-K for the year ended December 31, 2012, all current reports required to be filed with the SEC on Form 8-K and any other information required to be filed with the SEC; (ii) Borrower shall cause Cellteck not to terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination and (iii) Borrower shall cause Cellteck to deliver (A) copies of all such filings with the SEC to the Holder within one (1) day after the filing thereof with the SEC, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR and (B) facsimile copies of all press releases issued by Cellteck, Borrower or any of its subsidiaries on the same day as the release thereof, except to the extent any such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance.

6.4           Listing. Borrower shall case Cellteck to use its commercially reasonable efforts to take all actions necessary to remain eligible for quotation of its securities on the OTC Bulletin Board and to cause the common stock of Cellteck to be quoted thereon, unless listed on another nationally recognized stock exchange, interdealer quotation system or market. Borrower shall use its commercially reasonable efforts to promptly secure the listing of all of the Stock upon each national stock exchange, interdealer quotation system or market, if any, upon which shares of common stock are then listed and shall maintain, so long as any other shares of such stock shall be so listed, such listing of all shares of the Stock. Borrower cause Cellteck not to take any action which would be reasonably expected to result in the suspension or termination of trading of its common stock on the OTC Bulletin Board or other such nationally recognized stock exchange, interdealer quotation system or market. Borrower shall pay or cause Cellteck to pay all fees and expenses in connection with satisfying its obligations under this Section 6.4.

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6.5           Use of GEM proceeds. When it is first permitted to do so under the terms of the GEM Equity Line of Credit, Borrower shall draw, or shall cause Cellteck to draw, and pay to Holder, the full amount necessary to repay this Note and all amounts owing hereunder. Borrower shall not use, and shall cause Cellteck not to use, the proceeds of any borrowings or advances under the GEM Equity Line of Credit for any purpose other than the repayment of this Note and any amounts due hereunder until this Note and such amounts have been paid in full.

ARTICLE VII

MISCELLANEOUS

7.1           Failure or Indulgence Not Waiver; Borrower Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. Moreover, Borrower waives presentment for payment, protest and notice of protest and nonpayment of this Note.

7.2           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to the address and facsimile number set forth on the front page of this Note, Attn: CEO, and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note.

7.3           Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

7.4           Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note.

7.5           Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

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7.6           Governing Law. This Note is payable at the offices of Holder in California and shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of California or in the federal courts located in California, County of Los Angeles. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.

7.7           Maximum Payments. Notwithstanding any provision to the contrary contained in this Note, the Assignment or any instrument or agreement executed by Borrower evidencing, having reference to or securing this Note, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Note which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable California or federal laws, whichever permit the higher rate. In this connection, Borrower and Holder stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Borrower shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Holder shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Holder for the use, forbearance or detention of money shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the applicable indebtedness so that the interest rate thereon does not exceed the maximum nonusurious interest rate permitted by applicable California or federal laws, whichever permit the higher rate. In the event such interest (whether designated as interest, service charges, points, or otherwise) does exceed the maximum legal rate, it shall be (a) canceled automatically to the extent that such interest exceeds the maximum legal rate; (b) if already paid, at the option of Holder, either be rebated to Borrower or credited on the principal amount of the Note; or if the Note has been prepaid in full, then such excess shall be rebated to Borrower. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between Borrower and Holder.

7.8           Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

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7.9           Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note.

7.10         Expenses. Borrower and Holder shall each pay their respective legal and other fees and expenses associated with all aspects of the transaction contemplated by this Note; provided, however, that Borrower shall reimburse, or cause Cellteck to reimburse, Holder for its legal fees and expenses in connection with the transactions contemplated hereby up to $25,000. Such reimbursement shall be payable upon maturity of this Note.

7.11         Judicial Reference. Borrower, and, by its acceptance of this Note, Holder, acknowledge and agree that any controversy or claim arising out of or relating to this Note or any of the Guaranty, the Assignment, the First Stock Purchase Agreement, the Second Stock Purchase Agreement, the Lock-up/Leak-Out Agreement between Holder and Cellteck entered into concurrently herewith, the Compliance/Oversight Agreement between Holder and Borrower entered into concurrently herewith, or breach hereof or thereof, shall be resolved by a referee appointed by the Superior Court for the County of Los Angeles, California (“Superior Court”) in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure. In this regard, Borrower and Holder agree that in the event they are unable agree upon a resolution to any such controversy or claim, either party shall have the right to serve a written demand for judicial reference of such claim or controversy on the other party. The two parties shall then negotiate in good faith for a mutually acceptable referee. In the event that parties have not agreed upon a referee within ten (10) business days after written demand for such reference has been made, each party shall submit to the Superior Court the names of up to three nominees for appointment as referee, in accordance with the provisions of Section 640 of the California Code of Civil Procedure. The referee, once agreed upon by the parties or appointed by the Superior Court, shall have full and complete authority to hear and determine any and all of the issues in an action or proceeding, whether of fact or of law, and to report a statement of decision. In connection with such reference procedure, the parties shall have all rights and powers afforded to a civil litigant in the Superior Court, including the ability to conduct full discovery and obtain responses under oath. The referee shall be governed by the rules of civil procedure for actions filed in California superior courts as set forth in the California Code of Civil Procedure, except to the extent the parties stipulate the referee may deviate therefrom. The parties shall evenly divide the cost of the referee’s fees. The referee shall have the power, as part of any award, to include these fees as an element of recovery. The decision of the referee upon the whole issue shall stand as the decision of the Superior Court, and upon the filing of the statement of decision with the clerk of the Superior Court, judgment may be entered thereon in the same manner as if the action had been tried by the Superior Court. Notwithstanding the rights to appeal set forth in Section 645 of the California Code of Civil Procedure, the parties agree that the referee’s award shall be considered final, and not subject to appeal or collateral attack.

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IN WITNESS WHEREOF, the parties have caused this Loan Agreement and Secured Promissory Note to be signed in their respective name by a duly authorized officer as of the 23rd day of April, 2013.

“Borrower”
EOS Petro, Inc.

By:
Name: Nikolas Konstant
Title: CEO and CFO

“Holder”
LowCal Industries, LLC

By:
Name: Shlomo Lowy
Title: Managing Member

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EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

CHECK ONE

☐

The undersigned hereby elects to convert $_________ of the accrued but unpaid interest due on the Note issued by Eos Petro, Inc. on ________________, 20___ into 50,000 shares of __________ Stock of Cellteck, Inc. according to the conditions set forth in Section 2.5 of such Note, as of the date written below.

☐

The undersigned hereby elects to convert $_________ of the principal due on the Note issued by Eos Petro, Inc. on ________________, 20___ into shares of __________ Stock of Cellteck, Inc. according to the conditions set forth in Section 2.6 such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Name on Certificate for Shares:

Address for Delivery of Share Certificate:

Signature:

Print Name:

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EXHIBIT B TO FIRST AMENDMENT

Prepared by and Return to:

LowCal Industries LLC

6119 Greensville Ave

Suite 340

Dallas, TX 75230

AMENDED AND RESTATED

LEASEHOLD MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT

AND FIXTURE FILING

by

EOS PETRO, INC.,

a Delaware corporation,

as Mortgagor,

to and in favor of

of LowCal Industries, LLC, a Wyoming limited liability company (“Holder”), whose office is located at 6119 Greenville Avenue, Suite 340, Dallas, Texas 75206-1910

a ,

as Mortgagee

This document serves as a Fixture Filing under the Illinois Uniform Commercial Code, 810 ILCS 5/

Location of Property

County: Edwards

State: Illinois

AMENDED AND RESTATED

LEASEHOLD MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT

AND FIXTURE FILING

THIS AMENDED AND RESTATED LEASEHOLD MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT AND FIXTURE FILING, originally made on the 8th day of February, 2013, and amended on the 23rd day of April, 2013 (this “Mortgage”), by EOS PETRO, INC., a Delaware corporation (“Mortgagor”), with its main office at 1999 Avenue of the Stars, Suite 2520, Los Angeles, CA 90067, in favor of LowCal Industries, LLC, a Wyoming limited liability company (“Holder,” or “Mortgagee”), whose office is located at 6119 Greenville Avenue, Suite 340, Dallas, Texas 75206-1910.

ARTICLE 1

Certain Definitions; Granting Clauses; Secured Indebtedness

Section 1.1.  Principal Secured. This Mortgage originally secured a loan made by Mortgagee on February 8, 2013 to Mortgagor in the amount of One Million Two hundred fifty Thousand and 00/100 Dollars ($1,250,000.00), including interest. On April 23, 2013, the loan made by Mortgagee was amended to Two Million Five hundred thousand and 00/100 dollars ($2,500,000.00), including interest (the “Loan”). This Mortgage, as amended, now secures the Loan, including interest, for the protection of the lien of this Mortgage. Without limiting the scope of the definition of Secured Indebtedness set forth in Section 1.5 hereof, this Mortgage secures accrued and unpaid interest and the unpaid balances of advances made by Mortgagee in accordance with the terms of this Mortgage for the payment of taxes, assessments, maintenance charges and insurance premiums with respect to the Property (as defined below), expenses incurred by Mortgagee for the protection of the Property or the lien of this Mortgage, expenses incurred by Mortgagee by reason of default by Mortgagor.

Section 1.2.  Certain Definitions and Reference Terms. (a) In addition to other terms defined herein, each of the following terms shall have the meaning assigned to it, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

“Loan” shall have the meaning set forth in Section 1.1.

“Loan Documents” shall have the meaning set forth in Section 1.5 hereof.

“Mortgagee” , of LowCal Industries, LLC, a Wyoming limited liability company (“Holder”), whose office is located at 6119 Greenville Avenue, Suite 340, Dallas, Texas 75206 and its permitted successors and assigns.

“Mortgagor” Eos Petro, Inc., a Delaware corporation, and its permitted successors and assigns.

“Note” The Secured Promissory Note originally dated February 8, 2013, as amended on April 23, 2013, made by Mortgagor in favor of Mortgagee in the amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), including interest.

“Oil and Gas Lease” That certain Agreement, Assignment and Bill of Sale with an Effective Date of June 11, 2011 by and between Mortgagor and TEHI LLC.

“Property” shall have the meaning set forth in Section 1.3 hereof.

(b) Any term used or defined in the Illinois Uniform Commercial Code, as in effect from time to time, and not defined in this Mortgage has the meaning given to the term in the Illinois Uniform Commercial Code, as in effect from time to time, when used in this Mortgage; provided, however, if a term is defined in Article 9 of the Illinois Uniform Commercial Code differently than in another title of the Illinois Uniform Commercial Code, the term has the meaning specified in Title 9.

Section 1.3.  Property. In consideration of the provisions of this Mortgage and the sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Mortgagor, Mortgagor does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Mortgagee the following: Mortgagor’s interest in the Oil and Gas Lease (together with all rights of Mortgagor thereunder), filed of record with the County Clerk for Edwards County and the leasehold estate created thereby in and to the real property described in Exhibit A which is attached hereto and incorporated herein by reference (the “Land”) together with Mortgagor’s interest under the Oil and Gas Lease in and to: (a) the properties described in Exhibit B and attached hereto and made a part hereof, whether such properties are in the nature of fee interests, leasehold interests, licenses, concessions, working interests, farmout rights, royalty, overriding royalty, or other non-working or carried interests, operating rights or other mineral rights of every nature, and any rights that arise by operation of law or otherwise in all such properties and lands covered thereby and pooled, unitized, communitized or consolidated with such properties (the “Leases”); (b) all oil, condensate or natural gas wells, water source wells, and water and other types of injection and disposal wells either located on the Leases or on lands pooled or unitized therewith or held for use in connection with the Leases, whether producing, operating or shut-in (the “Wells”); (c) all severed crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids and other hydrocarbons and other minerals or materials of every kind and description produced from the Leases and located on the Leases below the sales connection(s) on the Effective Date of the Oil and Gas Lease (the “Substances”); (d) all property, fixtures, leases, improvements, oil field equipment, and physical facilities or interests therein, that are used or concurrently held for use in connection with the ownership or operation of the Leases and Wells, including, without limitation, tanks and tank batteries, disposal facilities, storage facilities, buildings, structures, field separators and liquid extractors, compressors, pumps, pumping units, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, implements, tools, appliances, cables, wires, towers, casing, tubing and rods, gathering lines or other pipelines, filed gathering systems, and all other similar fixtures and equipment (the “Equipment”); (e) all contracts, commitments, agreements and arrangements that in any way relate to the Leases and Wells including, without limitation, all leases, easements, privileges, right-of-way agreements, permits, servitudes, licenses or other agreements relating to the use or ownership of surface and subsurface properties and structures that are used or held for use in connection with the exploration, production and transportation of Substances from the Leases or Wells, and all existing or proposed unitization, pooling and commercialization agreements, declarations and orders to the extent they relate to or affect the Leases and Wells, all options, farmout agreements, exploration agreements, all oil, gas liquids, condensate casinghead gas and gas sales, purchase, exchange, gathering, transportation and processing contracts, all operating agreements, and all agreements for the production, storage, treatment, transportation, processing, purchase, sale or other disposal of Substances from the Leases and Wells or in connection therewith, and any and all amendments, ratifications or extensions of the foregoing, together with (i) all rights, privileges and benefits of TEHI LLC or Mortgagor thereunder arising on or after the Effective Date of the Oil and Gas Lease, (ii) all claims for take-or-pay or other similar payments arising before or after the Effective Date of the Oil and Gas Lease, and (iii) rights of subrogation for any claims that arise on or after the Effective Date of the Oil and Gas Lease under any insurance policy held by TEHI LLC or Mortgagor; (f) all of Mortgagor’s right, title and interest, if any, in, under and to (i) Mortgagor’s rights, but not liability for any breach by Mortgagor, under all commitments (including any commitments for financing to pay any of the Secured Indebtedness, as defined below), insurance policies (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity), contracts and agreements for the design, construction, operation or inspection of the Wells or Equipment and other contracts and general intangibles (including but not limited to payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Wells or Equipment or the operation thereof; (ii) deposits and deposit accounts arising from or related to any transactions related to the Leases, Substances, Wells or Equipment (including but not limited to Mortgagor’s rights in tenants’ security deposits, deposits with respect to utility services to the Leases, Substances, Wells or Equipment, and any deposits or deposit accounts or reserves hereunder or under any other Loan Documents (hereinafter defined) for taxes, insurance or otherwise), rebates or refunds of impact fees or other taxes, assessments or charges, money, accounts, (including deposit accounts) instruments, documents, promissory notes and chattel paper (whether tangible or electronic) arising from or by virtue of any transactions related to the Premises or the Accessories (iii) permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Leases, Substances, Wells or Equipment; (iv) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Leases, Substances, Wells or Equipment (without derogation of Article 3 hereof); and (v) engineering, accounting, title, legal, and other technical or business data concerning the Property which are in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest; and (g) all (i) accounts and proceeds (cash or non-cash and including payment intangibles) of or arising from the properties, rights, titles and interests referred to above in this Section 1.3, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity) relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto, including rights of access, by condemnation, eminent domain or transfer in lieu thereof for public or quasi-public use under any law, and proceeds arising out of any damage thereto; and (ii) all letter of credit rights (whether or not the letter of credit is evidenced by a writing) Mortgagor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; (iii) all commercial tort claims Mortgagor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; and (iv) other interests of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Section 1.3 and all property used or useful in connection therewith, including but not limited to rights of ingress and egress and remainders, reversions and reversionary rights or interests; and if the estate of Mortgagor in any of the property referred to above in this Section 1.3 is a leasehold estate, this conveyance shall include, and the lien and security interest created hereby shall encumber and extend to, all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Mortgagor in or to the property demised under the lease creating the leasehold estate; TO HAVE AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the “Property”), unto Mortgagee, its successors and assigns, in trust, in fee simple forever, and to the terms, provisions and conditions herein set forth, to secure the obligations of Mortgagor under the Note and each of the other Loan Documents and all other indebtedness and matters defined as “Secured Indebtedness” in Section 1.5 of this Mortgage;

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PROVIDED, HOWEVER, that if Mortgagor shall promptly pay or cause to be paid to Mortgagee with respect to the Loan the principal sum, including all additional advances and all other sums payable by Mortgagor to Mortgagee under the terms of the Loan Documents, and shall perform or cause to be performed all the other terms, conditions, agreements, transfers of stock and provisions contained in each of the Loan Documents and other concurrently executed documents, all without delay or deduction or abatement of anything or for any reason, then this Mortgage and the estate hereby granted shall cease, terminate and become void and Mortgagee shall promptly deliver a mortgage satisfaction piece to Mortgagor in recordable form.

Section 1.4.  Security Interest. Mortgagor hereby grants to Mortgagee a security interest in all of Mortgagor’s interest in and to the Property which constitutes personal property or fixtures, all proceeds and products thereof, and all supporting obligations ancillary to or arising in any way in connection therewith (herein sometimes collectively called the “Collateral”) to secure the obligations of Mortgagor under the Note and the other Loan Documents and all other indebtedness and matters defined as Secured Indebtedness in Section 1.5 of this Mortgage. In addition to its rights hereunder or otherwise, Mortgagee shall have all of the rights of a secured party under the Illinois Uniform Commercial Code as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable law.

Section 1.5.  Secured Indebtedness, Notes, Loan Documents, Other Obligations. This Mortgage is made to secure and enforce the payment and performance of the following promissory note, obligations, indebtedness, duties and liabilities and all renewals, extensions, supplements, increases, and modifications thereof in whole or in part from time to time. The Note or Loan includes all indebtedness, liabilities, duties, covenants, promises and other obligations whether joint or several, direct or indirect, fixed or contingent, liquidated or unliquidated, and the cost of collection of all such amounts, owed by Mortgagor to Mortgagee now or hereafter incurred or arising pursuant to or permitted by the provisions of the Note and this Mortgage, or any other document now or hereafter evidencing, governing, guaranteeing, securing or otherwise executed in connection with the Loan evidenced by the Note, including but not limited to any loan or credit agreement, letter of credit or reimbursement agreement, or tri-party financing agreement by or among Mortgagor and Mortgagee pertaining to the repayment or use of the proceeds of the loan evidenced by the Note (the Note and this Mortgage as either of them may be from time to time renewed, extended, supplemented, increased or modified, being herein sometimes collectively called the “Loan Documents”). The indebtedness referred to in this Section 1.5 is hereinafter sometimes referred to as the “Secured Indebtedness” or the “indebtedness secured hereby.”

ARTICLE 2

Representations, Warranties and Covenants

Section 2.1.  Mortgagor represents, warrants, and covenants as follows:

(a) Payment and Performance. Mortgagor will make due and punctual payment of the Secured Indebtedness or shall cause the same to be due and punctually paid. Mortgagor will timely and properly perform and comply with all of the covenants, agreements, and conditions imposed upon it by this Mortgage and will not permit a default to occur hereunder. Time shall be of the essence in this Mortgage.

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(b) Title and Permitted Encumbrances. Mortgagor has, in Mortgagor’s own right, and Mortgagor covenants to maintain, lawful, good and marketable title to its interest in the Oil and Gas Lease and the leasehold estate created thereby together with all other Property subject to this Mortgage. Mortgagor is lawfully seized and possessed of the Property and every part thereof, and has the right to convey its interest in the same, free and clear of all liens, charges, claims, security interests, and encumbrances except for (i) the liens and security interests evidenced by this Mortgage, (ii) statutory liens for real estate taxes and assessments on the Property which are not yet due and payable without premium or penalty; (iii) other liens and security interests (if any) in favor of Mortgagee (the matters described in the foregoing clauses (i) through (v) being herein called the “Permitted Encumbrances”). Mortgagor, and Mortgagor’s successors and assigns, will warrant specially and forever defend title to the Property, subject as aforesaid, to Mortgagee and its successors and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof by, through or under Mortgagor. Mortgagor will punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrance and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Mortgagee. Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Mortgagee of any existing or future violation or other breach thereof by Mortgagor, by the Property or otherwise. If any right or interest of Mortgagee in the Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, Mortgagee (whether or not named as a party to legal proceedings with respect thereto), is hereby authorized and empowered to take such steps as in its discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Mortgagee, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims. All expenditures so made of every kind and character shall be a demand obligation (which obligation Mortgagor hereby promises to pay) owing by Mortgagor to Mortgagee, and Mortgagee shall be subrogated to all rights of the person receiving such payment.

(c) Taxes and Other Impositions. Mortgagor will pay, or cause to be paid, all taxes, assessments and other charges or levies imposed upon or against or with respect to the Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable without premium or penalty, including but not limited to all real estate taxes assessed against the Property or any part thereof, and shall deliver promptly to Mortgagee such evidence of the payment thereof as Mortgagee may require. Notwithstanding the foregoing, Mortgagor shall not be required to pay any such taxes, assessments, charges or other levies so long as Mortgagor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) Mortgagor notifies Mortgagee in advance that Mortgagor intends to initiate such proceedings, (b) such proceedings operate to prevent the collection of, or other realization upon, the taxes, assessments, charges or other levies so contested, (c) there will be no sale, forfeiture or loss of the Property during the contest, (d) Mortgagee shall not be subjected to any claim, cost, liability or expense as a result thereof, and (e) Mortgagor provides assurances satisfactory to Mortgagee (including, without limitation, the establishment of an appropriate reserve account with Mortgagee) of its ability to pay such taxes, assessments, charges and other levies in the event Mortgagor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Mortgagor shall indemnify and save Mortgagee harmless against all claims, cost, liability or expense as a result thereof or in connection therewith. Promptly after the settlement or conclusion of such contest or action, Mortgagor shall pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

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(d) Insurance. Mortgagor shall obtain and maintain at Mortgagor’s sole expense: (1) mortgagee title insurance issued to Mortgagee covering the Premises as required by Mortgagee, without exception for mechanics’ liens; (2) property insurance with respect to all insurable Property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in “Special Form” (also known as “all-risk”) coverage and against any and all acts of terrorism and such other insurable hazards as Mortgagee may require, in an amount not less than 100% of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent Mortgagor and Mortgagee from becoming a coinsurer; (3) if and to the extent any portion of the Improvements are, under the Flood Disaster Protection Act of 1973 (“FDPA”), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community, a flood insurance policy in an amount required by Mortgagee, but in no event less than the amount sufficient to meet the requirements of applicable law and the FDPA, as such requirements may from time to time be in effect; (4) general liability insurance, on an “occurrence” basis against claims for “personal injury” liability, including bodily injury, death or property damage liability,, for the benefit of Mortgagor and Mortgagee as additional insured; (5) statutory workers’ compensation insurance with respect to any work on or about the Premises (including employer’s liability insurance, if required by Mortgagee) covering all the employees of Mortgagor and any contractor; (6) if there is a general contractor, commercial general liability insurance, including products and completed operations coverage, and in other respects similar to that described in clause (4) above, for the benefit of the general contractor as named insured and Mortgagor and Mortgagee, as additional insureds, in addition to statutory workers’ compensation insurance with respect to any work on or about the Premises (including employee’s liability insurance, if required by Mortgagee) covering all the employees of the general contractor and any contractor, and (7); such other insurance on the Property and endorsements as may from time to time be reasonably required by Mortgagee (including but not limited to soft cost coverage, automobile liability insurance, business interruption insurance or delayed rental insurance, boiler and machinery insurance, earthquake insurance, wind insurance, sinkhole coverage, and/or permit to occupy endorsement) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements. All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions, and, and in forms satisfactory to Mortgagee, and shall require not less than ten (10) days’ prior written notice to Mortgagee of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Mortgagee of any other cancellation or any changes of coverage. All insurance companies must be licensed to do business in the State of Illinois and must have an A.M Best Company financial and performance rating of A-:IX or better. All insurance policies maintained, or caused to be maintained, by Mortgagor with respect to the Property, except for public liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Mortgagor or Mortgagee and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to this Mortgage or any other Loan Document becomes insolvent or the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law, bankruptcy, receivership or similar proceeding or if in Mortgagee’s reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Mortgagor shall, in each instance promptly upon its discovery thereof or upon the request of Mortgagee therefor and at Mortgagor’s expense, promptly obtain and deliver to Mortgagee a like policy (or, if and to the extent permitted by Mortgagee, an acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Mortgage. Without limiting the discretion of Mortgagee with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Property shall contain a standard mortgagee clause (without contribution) naming Mortgagee as mortgagee with loss proceeds payable to Mortgagee notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named or additional insured; (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Mortgagee under the Loan Documents; or (iv) any change in title to or ownership of the Property or any portion thereof, such proceeds to be held for application as provided in the Loan Documents. A copy of a satisfactory certificate of insurance acceptable to Mortgagee shall be delivered to Mortgagee at the time of execution of this Mortgage, with all premiums fully paid current, and each renewal or substitute policy (or certificate of insurance) shall be delivered to Mortgagee, with all premiums fully paid current, at least ten (10) days before the termination of the policy it renews or replaces. Mortgagor shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Mortgagee evidence satisfactory to Mortgagee of the timely payment thereof. If any loss occurs at any time when Mortgagor has failed to perform Mortgagor’s covenants and agreements in this paragraph with respect to any insurance payable because of loss sustained to any part of the Property whether or not such insurance is required by Mortgagee, Mortgagee shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Mortgagor, to the same extent as if it had been made payable to Mortgagee. Upon any foreclosure hereof or transfer of title to the Property in extinguishment of the whole or any part of the Secured Indebtedness, all of Mortgagor’s right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Mortgagee shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Property, regardless of whether or not such insurance policies are required by Mortgagee, and the expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall be a part of the Secured Indebtedness and shall be due and payable to Mortgagee on demand. Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Mortgagor. Any such proceeds received by Mortgagee shall, after deduction therefrom of all reasonable expenses actually incurred by Mortgagee, including reasonable attorneys’ fees, at Mortgagee’s option be (1) released to Mortgagor, or (2) applied (upon compliance with such terms and conditions as may be required by Mortgagee) to repair or restoration, either partly or entirely, of the Property so damaged, or (3) applied to the payment of the Secured Indebtedness in such order and manner as Mortgagee, in its sole discretion, may elect, whether or not due. In any event, the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Mortgagor shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property.

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(e) Reserve for Insurance, Taxes and Assessments. Upon request of Mortgagee following the occurrence of any Default, to secure the payment and performance of the Secured Indebtedness, but not in lieu of such obligations, Mortgagor will deposit with Mortgagee a sum equal to real estate taxes, assessments and charges (which charges for the purpose of this paragraph shall include without limitation any recurring charge which could result in a lien against the Property) against the Property for the current year and the premiums for such policies of insurance for the current year, all as reasonably estimated by Mortgagee and prorated to the end of the calendar month following the month during which Mortgagee’s request is made, and thereafter will deposit with Mortgagee, on each date when an installment of principal and/or interest is due on the Note, sufficient funds (as estimated from time to time by Mortgagee) to permit Mortgagee to pay at least fifteen (15) days prior to the date when penalties would accrue thereon, the next maturing real estate taxes, assessments and charges and premiums for such policies of insurance. Mortgagee shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. Any excess over the amounts required for such purposes shall be held by Mortgagee for future application to taxes and assessments or refunded to Mortgagor, at Mortgagee’s option, and any deficiency in such funds so deposited shall be made up by Mortgagor upon demand of Mortgagee. All such funds so deposited shall bear no interest, may be commingled with the general funds of Mortgagee and shall be applied by Mortgagee toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Mortgagee by Mortgagor (which statements shall be presented by Mortgagor to Mortgagee a reasonable time before the applicable amount is due); provided, however, that, if a Default shall have occurred hereunder, which remains uncured, such funds may at Mortgagee’s option be applied to the payment of the Secured Indebtedness in the order determined by Mortgagee in its sole discretion, and that Mortgagee may (but shall have no obligation) at any time, in its discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Mortgagor’s interest in the Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Mortgagor’s interest in and rights to such funds held by Mortgagee under this paragraph but subject to the rights of Mortgagee hereunder.

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(f) Condemnation. Mortgagor shall notify Mortgagee immediately of any threatened or pending proceeding for condemnation affecting the Property or arising out of damage to the Property, and Mortgagor shall, at Mortgagor’s expense, diligently prosecute any such proceedings. Mortgagee shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. Mortgagee shall be entitled to receive all sums which may be awarded or become payable to Mortgagor for the condemnation of the Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Mortgagor for injury or damage to the Property. Mortgagor shall, promptly upon written request of Mortgagee, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Mortgagee to collect and receipt for any such sums. All such sums are hereby assigned to Mortgagee, and shall, after deduction therefrom of all reasonable expenses actually incurred by Mortgagee, including reasonable attorneys’ fees, at Mortgagee’s option be (1) released to Mortgagor, or (2) applied (upon compliance with such reasonable terms and conditions as may be required by Mortgagee) to repair or restoration of the Property so affected, or (3) applied to the payment of the Secured Indebtedness in such order and manner as Mortgagee, in its sole discretion, may elect, whether or not due. In any event the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Mortgagor. Mortgagee is hereby authorized, in the name of Mortgagor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. All reasonable costs and expenses (including but not limited to attorneys’ fees) incurred by Mortgagee in connection with any condemnation shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage.

(g) Compliance with Legal Requirements. The Property and the use, operation and maintenance thereof and all activities thereon do and shall at all times comply with all applicable Legal Requirements (hereinafter defined). Mortgagor shall not, by act or omission, permit any building or other improvement not subject to the lien of this Mortgage to rely on the Property or any interest therein to fulfill any requirement of any Legal Requirement. No improvement upon or use of any part of the Property constitutes a nonconforming use under any zoning law or similar law or ordinance. Mortgagor has obtained and shall preserve in force all requisite zoning, utility, building, health, environmental and operating permits from the governmental authorities having jurisdiction over the Property.

If Mortgagor receives a written notice or claim from any person that the Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Legal Requirement, Mortgagor will promptly furnish a copy of such notice or claim to Mortgagee. As of April 23, 2013, Mortgagor has received no notice and has no knowledge of any such noncompliance. As used in this Mortgage: (i) the term “Legal Requirement” means any Law (hereinafter defined), agreement, covenant, restriction, easement or condition (including, without limitation of the forgoing, any condition or requirement imposed by an insurance or surety company), as any of the same now exists or may be changed or amended or come into effect in the future; and (ii) the term “Law” means any federal, state or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign.

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(h) Maintenance, Repair and Restoration. Mortgagor will keep the Wells and Equipment in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Property to be misused, abused or wasted or to deteriorate. Notwithstanding the foregoing, Mortgagor will not, without the prior written consent of Mortgagee, (i) remove from the Property any fixtures or personal property covered by this Mortgage except such as is replaced by Mortgagor by an article of equal suitability and value, owned by Mortgagor, free and clear of any lien or security interest (except that created by this Mortgage), or (ii) make any structural alteration to the Property or any other alteration thereto which impairs the value thereof. If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Property, Mortgagor shall give prompt notice thereof to Mortgagee and, to the extent insurance and/or condemnation proceeds (if any) shall be made available to Mortgagor for such purpose pursuant to the terms hereof, Mortgagor shall promptly, at Mortgagor’s sole cost and expense, commence and continue diligently to completion to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction. The foregoing shall not apply with respect to the removal of Substances sold in the ordinary course of Mortgagor’s business.

(i) Other Liens. Except for the Permitted Exceptions, Mortgagor will not, without the prior written consent of Mortgagee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of any subsequent mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Mortgage, and should any of the foregoing become attached hereafter in any manner to any part of the Property without the prior written consent of Mortgagee, Mortgagor will cause the same to be promptly discharged and released. Subject to the terms of the Oil and Gas Lease, Mortgagor will own all parts of the Property and will not acquire any fixtures, equipment or other property (including software embedded therein) forming a part of the Property pursuant to a lease, license, security agreement or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of Mortgagee. If Mortgagee consents to the voluntary grant by Mortgagor of any mortgage, lien, security interest, or other encumbrance (hereinafter called “Subordinate Mortgage”) covering any of the Property or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable as to a Subordinate Mortgage, any such Subordinate Mortgage shall contain express covenants to the effect that: (1) the Subordinate Mortgage is unconditionally subordinate to this Mortgage and all Leases (hereinafter defined); (2) if any action shall be instituted to foreclose or otherwise enforce the Subordinate Mortgage, no tenant of any of the Leases (hereinafter defined) shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Mortgagee; (3) Rents (hereinafter defined), if collected by or for the Mortgagee of the Subordinate Mortgage, shall be applied first to the payment of the Secured Indebtedness then due and expenses incurred in the ownership, operation and maintenance of the Property in such order as Mortgagee may determine, prior to being applied to any indebtedness secured by the Subordinate Mortgage; (4) written notice of default under the Subordinate Mortgage and written notice of the commencement of any action to foreclose or otherwise enforce the Subordinate Mortgage or to seek the appointment of a receiver for all or any part of the Property shall be given to Mortgagee with or immediately after the occurrence of any such default or commencement; and (5) neither the Mortgagee of the Subordinate Mortgage, nor any purchaser at foreclosure thereunder, nor anyone claiming by, through or under any of them shall succeed to any of Mortgagor’s rights hereunder without the prior written consent of Mortgagee.

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(j) Operation of Property. Mortgagor will operate the Property in a good and workmanlike manner and in accordance with all Legal Requirements and will pay all fees or charges of any kind in connection therewith. Upon the completion of any construction of improvements thereon, Mortgagor will keep the Property occupied so as not to impair the insurance carried thereon. Mortgagor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Property in any manner which violates any Legal Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Mortgagor will not use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirement. Mortgagor will not impose any easement (except utility easements executed by Mortgagor in connection with the development of the Property), restrictive covenant or encumbrance upon the Property (except for the Permitted Encumbrances), execute or file any subdivision plat or condominium declaration affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Mortgagee which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagor will not do or suffer to be done any act whereby the value of any part of the Property may be lessened. Mortgagor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Property. Without the prior written consent of Mortgagee, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof. Mortgagor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Property) incurred in the construction, maintenance, operation and development of the Property to be promptly paid.

(k) Financial Matters. Mortgagor is solvent after giving effect to all borrowings contemplated by the Loan Documents and no proceeding under any Debtor Relief Law (hereinafter defined) is pending (or to Mortgagor’s knowledge threatened) by or against Mortgagor, of any Affiliate of Mortgagor as debtor. For the purposes of this paragraph, “Mortgagor” shall also include any person liable directly or indirectly for the Secured Indebtedness or any part thereof and any joint venturer, member or general partner of Mortgagor.

(l) Status of Mortgagor; Suits and Claims; Loan Documents. If Mortgagor is a corporation, partnership, limited liability company, or other legal entity, Mortgagor is and will continue to be (i) duly organized, validly existing and in good standing under the laws of its state of organization, (ii) authorized to do business in, and in good standing in the state in which the Property is located, and (iii) possessed of all requisite power and authority to carry on its business and to own and operate the Property. Each Loan Document and concurrently executed by Mortgagor has been duly authorized, executed and delivered by Mortgagor, and the obligations thereunder and the performance thereof by Mortgagor in accordance with their terms are and will continue to be within Mortgagor’s power and authority (without the necessity of joinder or consent of any other person), are not and will not be in contravention of any Legal Requirement (subject, however, to the effect upon enforceability of applicable bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity) or any other document or agreement to which Mortgagor or the Property is subject, and do not and will not result in the creation of any encumbrance against any assets or properties of Mortgagor, or any other person liable, directly or indirectly, for any of the Secured Indebtedness, except as expressly contemplated by the Loan Documents. There is no suit, action, claim, investigation, inquiry, proceeding or demand pending (or, to Mortgagor’s knowledge, threatened) which affects the Property (including, without limitation, any which challenges or otherwise pertains to Mortgagor’s title to the Property) or the validity, enforceability or priority of any of the Loan Documents. There is no judicial or administrative action, suit or proceeding pending (or, to Mortgagor’s knowledge, threatened) against Mortgagor or against any other person liable directly or indirectly for the Secured Indebtedness, except as has been disclosed in writing to Mortgagee in connection with the Loan. The Loan Documents constitute legal, valid and binding obligations of Mortgagor enforceable in accordance with their terms, except as the enforceability thereof may be limited by Debtor Relief Laws (hereinafter defined) and except as the availability of certain remedies may be limited by general principles of equity. Mortgagor is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder). The loan evidenced by the Note was made solely to acquire or carry on a business or commercial enterprise, and is not for personal, family, household or agricultural purposes, and Mortgagor is a business or commercial organization. Mortgagor further warrants that the proceeds of the Notes shall be used for commercial purposes and stipulates that the loans evidenced by the Notes shall be construed for all purposes as commercial loans. Mortgagor will not cause or permit any change to be made in its name, identity, or corporate or partnership structure, unless Mortgagor shall have notified Mortgagee of such change prior to the effective date of such change, and shall have first taken all action required by Mortgagee for the purpose of further perfecting or protecting the lien and security interest of Mortgagee in the Property. Mortgagor’s principal place of business and chief executive office, and the place where Mortgagor keeps its books and records concerning the Property, has for the preceding four months been and will continue to be (unless Mortgagor notifies Mortgagee of any change in writing prior to the date of such change) the address of Mortgagor set forth at the end of this Mortgage. Mortgagor’s organizational identification number assigned by the state of incorporation or organization is correctly set forth on the first page of this Mortgage. Mortgagor shall promptly notify Mortgagee of any change of its organizational identification number.

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(m) Further Assurances. Mortgagor will, promptly on request of Mortgagee, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Mortgage or any other Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further mortgages, security agreements, financing statements, continuation statements, and assignments of rents or leases) and do such further acts as may be necessary or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property) or as reasonably deemed advisable by Mortgagee to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Mortgagee to enable Mortgagee to comply with the requirements or requests of any agency having jurisdiction over Mortgagee or any examiners of such agencies with respect to the indebtedness secured hereby, Mortgagor or the Property. Mortgagor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage.

(n) Fees and Expenses. Without limitation of any other provision of this Mortgage or of any other Loan Documents and to the extent not prohibited by applicable law, Mortgagor will pay, and will reimburse to Mortgagee on demand to the extent paid by Mortgagee: (i) all appraisal fees, filing, registration and recording fees, recordation, transfer and other taxes, brokerage fees and commissions, abstract fees, title search or examination fees, title policy and endorsement premiums and fees, uniform commercial code search fees, judgment and tax lien search fees, escrow fees, reasonable attorneys’ fees, architect fees, engineer fees, construction consultant fees, environmental inspection fees, survey fees, and all other out-of-pocket costs and expenses of every character reasonably incurred by Mortgagor or Mortgagee in connection with the preparation of the Loan Documents, the evaluation, closing and funding of the loans evidenced by the Loan Documents, and any and all amendments and supplements to this Mortgage or the Note or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Mortgagor as lessee, and ultimately, owner of the Property; and (ii) all out of pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the defense of any right or remedy or the enforcement of any obligation of Mortgagor, hereunder or under any other Loan Document .

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(o) Taxes on Note or Mortgage. Mortgagor will promptly pay all income, franchise and other taxes owing by Mortgagor and any stamp, documentary, recordation and transfer taxes or other taxes (excluding income taxes imposed upon the income of Mortgagee) (unless such payment by Mortgagor is prohibited by law) which may be required to be paid with respect to the Note, this Mortgage or any other instrument evidencing or securing any of the Secured Indebtedness. In the event of the enactment after this date of any law of any governmental entity applicable to Mortgagee, the Note, the Property or this Mortgage deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Mortgage or the Secured Indebtedness or Mortgagee, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (i) it might be unlawful to require Mortgagor to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Secured Indebtedness to be and become due and payable ninety (90) days from the giving of such notice.

(p) Statement Concerning Mortgage, Etc. Mortgagor shall at any time and from time to time furnish within fifteen (15) days of written request by Mortgagee a written statement in such form as may be required by Mortgagee stating that to the best of the Mortgagor’s knowledge (i) this Mortgage and the other Loan Documents executed by Mortgagor are valid and binding obligations of Mortgagor, enforceable against Mortgagor in accordance with their terms; (ii) this Mortgage and the other Loan Documents have not been released, subordinated or modified; and (iii) there are no offsets or defenses against the enforcement of this Mortgage or any other Loan Document. If any of the foregoing statements are untrue, Mortgagor shall, alternatively, specify the reasons therefor.

(q) Covenants, Representation and Warranties Concerning the Oil and Gas Lease. Mortgagor covenants, represents and warrants that:

(i) The Oil and Gas Lease or a memorandum thereof has been duly recorded. The Oil and Gas Lease is in full force and effect in accordance with the terms thereof and has not been modified. There are no existing defaults by any party to the Oil and Gas Lease thereunder (or events which would constitute a default but for the giving of notice and/or the passage of time). Mortgagor is the owner of the leasehold estate created by the Oil and Gas Lease and has the right and authority to mortgage the same to Mortgagee hereunder without the need to obtain the consent of any person, including TEHI LLC or, if needed, such consent has been obtained. In the event that Mortgagee acquires title to Mortgagor’s interest in the Oil and Gas Lease, by foreclosure or assignment in lieu or under a new lease, Mortgagee may assign the Oil and Gas Lease (or such new lease, as applicable) and shall be released from all liability under the Oil and Gas Lease (or a new lease, as applicable), from and after the date Mortgagee provides the ground lessor under the Oil and Gas Lease with a copy of an agreement executed by the assignee wherein such assignee agrees to assume all of the obligations of the Mortgagee under the Oil and Gas Lease.

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(ii) Mortgagor shall not surrender the leasehold estate created under the Oil and Gas Lease or its interest herein described, nor terminate or cancel the Oil and Gas Lease, and will not without the express written consent of Mortgagee modify, change, supplement, alter or amend the Oil and Gas Lease either orally or in writing, in any way, and as further security for the performance of the covenants herein and in the Oil and Gas Lease contained, Mortgagor hereby assigns to Mortgagee all of its rights, privileges and prerogatives as under the Oil and Gas Lease to terminate, cancel, modify, change, supplement, alter or amend the Oil and Gas Lease, in any way any. Mortgagor acknowledges and agrees that any termination, cancellation, modification, change, supplement, alteration or amendment of the Oil and Gas Lease, in any way, without the prior written consent thereto by Mortgagee shall be void and of no force and effect. Mortgagor shall furnish to Mortgagee, simultaneously with the giving thereof as hereinafter provided in this sentence, copies of any notices of default by the ground lessor under the Oil and Gas Lease which Mortgagor may give TEHI LLC or any ground lessor thereunder. Mortgagor covenants with Mortgagee that it shall observe and perform each and every term, covenant, agreement and condition set forth in the Oil and Gas Lease to be observed and/or performed by Mortgagor, as tenant thereunder. Mortgagee shall have the right to declare the occurrence of a Default under this Mortgage in the event of a default in or breach of the performance by Mortgagor under the Oil and Gas Lease, of any of the terms, covenants, or conditions contained in the Oil and Gas Lease.

(iii) If there shall be filed by or against the Mortgagor a petition under the Bankruptcy Code, 11 U.S.C. §101 et seq., and the Mortgagor, as lessee under the Oil and Gas Lease, shall determine to reject the Oil and Gas Lease pursuant to Section 365(a) of the Bankruptcy Code, the Mortgagor shall give the Mortgagee not less than ten (10) ten days’ prior notice of the date on which the Mortgagor shall apply to the bankruptcy court for authority to reject the Oil and Gas Lease. The Mortgagee shall have the right, but not the obligation, to serve upon the Mortgagor within such ten (10) day period a notice stating that (A) the Mortgagee demands that the Mortgagor assume and assign the Oil and Gas Lease to the Mortgagee pursuant to Section 365 of the Bankruptcy Code and (B) the Mortgagee may, in its discretion and if deemed prudent by the Mortgagee, cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Oil and Gas Lease. If the Mortgagee serves upon the Mortgagor the notice described in the preceding sentence, the Mortgagor shall not seek to reject the Oil and Gas Lease and shall comply with the demand provided for in clause (A) of the preceding sentence within 30 days after the notice shall have been given.

(iv) No release or forbearance of any of Mortgagor’s obligations under the Oil and Gas Lease, pursuant to the Oil and Gas Lease or otherwise, shall release Mortgagor from any of the Mortgagor’s obligations under this Mortgage, including obligations with respect to the payment of rent if provided for in the Oil and Gas Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Oil and Gas Lease, to be kept, performed and complied with by the tenant therein.

(v) Mortgagor will at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by the tenant under the Oil and Gas Lease, and if Mortgagor shall fail so to do, Mortgagee may (but shall not be obligated to) take any action Mortgagee deems necessary or desirable to prevent or to cure any default by Mortgagor in the performance of or compliance with any of the tenant’s covenants or obligations under the Oil and Gas Lease. Mortgagor shall furnish to Mortgagee immediately upon receipt thereof copies of any notices of default under the Oil and Gas Lease received by Mortgagor from the ground lessor under the Oil and Gas Lease, whether or not the ground lessor is required under the Oil and Gas Lease to give any such notices to Mortgagee, and if any such notices are given to them orally by the ground lessor, Mortgagor shall immediately furnish full particulars thereof to Mortgagee in writing. Upon receipt by Mortgagee from the ground lessor under the Oil and Gas Lease, or upon receipt from Mortgagor, as aforesaid, of any such notice of default under the Oil and Gas Lease, Mortgagee may rely thereon and may, but in no case is obligated to, take any action to cure such default even though the existence or nature of such default shall be questioned or denied by Mortgagor, or by any party on behalf of Mortgagor. Mortgagor hereby expressly grants to Mortgagee and agrees that Mortgagee shall have absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by Mortgagor. Mortgagee may pay and extend such sums of money as Mortgagee in its sole discretion deems necessary for any such purpose, and Mortgagor hereby agrees to pay to Mortgagee, immediately and without demand, all such sums so paid and expended by Mortgagee, together with interest thereon from the date of each such payment at any post-default rate set forth in the Note). All sums so paid and expended by Mortgagee, and the interest thereon, shall be added to and be secured by the lien of this Mortgage.

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(vi) Mortgagor shall furnish to Mortgagee, immediately upon request, any and all information concerning the performance by Mortgagor of its obligations under the Oil and Gas Lease, and shall permit Mortgagee or its agent at all reasonable times to make investigation or examination concerning such performance and information. Mortgagor will promptly deposit with Mortgagee (to be held by Mortgagee at its option until the lien of this Mortgage shall be released) any and all documentary evidence received by it showing compliance with the provisions of the Oil and Gas Lease and an exact copy of any notice, communication, plan, specification or other instrument or document received or given by it in any way relating to or affecting the Oil and Gas Lease which may concern or affect the estate of the ground lessor or tenant under the Oil and Gas Lease or the interest of Mortgagee hereunder. In furtherance of, and without limiting the foregoing, Mortgagor shall provide Mortgagee with a contemporaneous exact copy of all written communications sent to or received from the ground lessor under the Oil and Gas Lease and shall give Mortgagee an immediate written explanation of all oral communications sent to or received from the ground lessor under the Oil and Gas Lease of a material nature or which involves a claimed breach or default under the Oil and Gas Lease by either ground lessor or the Mortgagor. Mortgagor will take all reasonable steps, including legal proceedings, to protect its own right, title and interest in any of the Property and to enable Mortgagee to defend its interest therein. Without limitation, if any action, proceeding, motion or notice shall be commenced or filed in respect to the Oil and Gas Lease or the Property in connection with any case under the Bankruptcy Code, 11 U.S.C. §101 et seq., Mortgagee shall have the option, to the exclusion of Mortgagor, exercisable upon notice from Mortgagee to Mortgagor, to conduct and control any such litigation with counsel of Mortgagee’s choice, but Mortgagee shall consult with and advise Mortgagor, from time to time of the progress of any such litigation. Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents and other documents required by the Mortgagee in connection therewith. Mortgagor shall, upon demand, pay to Mortgagee all costs and expenses (including reasonable attorneys’ fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Mortgagor as aforesaid shall be secured by the lien of this Mortgage and shall be added to the principal amount of the indebtedness secured hereby. Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Oil and Gas Lease in any such case under Debtor Relief Laws (as such term is defined in the Loan Agreement) without the prior written consent of Mortgagee.

(vii) The lien of this Mortgage shall attach to all of Mortgagor’s rights and remedies at any time arising under or pursuant to subsection 365(h) of the Bankruptcy Code, 11 U.S.C. §365(h), including, without limitation, all of Mortgagor’s rights to remain in possession of the Premises thereunder. Mortgagor shall not, without Mortgagee’s prior written consent, elect to treat the Oil and Gas Lease as terminated under subsection 365(h)(1) of the Bankruptcy Code, 11 U.S.C. §365(h)(1), and any such election made without Mortgagee’s prior written consent shall be void.

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(ix) Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of its claims and rights to the payment of damages arising from any rejection by the ground lessor of the Oil and Gas Lease under the Bankruptcy Code, 11 U.S.C. §101 et seq. Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Oil and Gas Lease, including, without limitation, the right to file and prosecute, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the ground lessor under any Debtor Relief Laws. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full.

(x) Unless Mortgagee shall otherwise expressly consent in writing, the fee title to the property demised by the Oil and Gas Lease and the leasehold estate shall not merge but shall always remain separate and distinct, notwithstanding the union of such estates either in the ground lessor or the Mortgagor or in a third party by purchase or otherwise.

(xi) In the event that the ground lessor’s interest and estate in, to or under the Oil and Gas Lease or the Premises is held or owned by the same person or entity which holds or owns the Mortgagor’s interest and estate in, to or under the Oil and Gas Lease or the Premises, the lien, right, title and interest under and pursuant to this Mortgage shall at the election of Mortgagee, evidenced by the filing of a recorded instrument stating the same, automatically, without any further documentation, extend to and shall be spread to and over the fee simple estate in and to the Premises and shall be and constitute a fee simple mortgage.

(r) Indemnification.

(i) Mortgagor will indemnify and hold harmless Mortgagee from and against, and reimburse Mortgagee on demand for, any and all Indemnified Matters (hereinafter defined). For purposes of this paragraph (r), the term “Mortgagee” shall include the directors, officers, partners, employees and agents of Mortgagee and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Mortgagee. Without limitation, the forgoing indemnities shall apply to each indemnified person with respect to matters which in whole or in part are caused by or arise out of the negligence of such (and/or any other) indemnified person. Any amount to be paid under this paragraph (r) by Mortgagor to Mortgagee shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage. Nothing in this paragraph, elsewhere in this Mortgage or in the Note shall limit or impair any rights or remedies of Mortgagee (including without limitation any rights of contribution or indemnification) against Mortgagor or any other person under any other provision of this Mortgage or the Note.

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(ii) As used herein, the term “Indemnified Matters” means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by Mortgagee at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Property or with this Mortgage or the Note, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever at any time on or before the Release Date (hereinafter defined) any act performed or omitted to be performed hereunder or under any the Note, any breach by Mortgagor of any representation, warranty, covenant, agreement or condition contained in this Mortgage or in the Note, any default as defined herein, any claim under or with respect to any Lease (hereinafter defined). The term “Release Date” as used herein means the earlier of the following two dates: (i) the date on which the indebtedness and obligations secured hereby have been paid and performed in full and this Mortgage has been released or satisfied of record, or (ii) the date on which the lien of this Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective, and possession of the Property has been given to the purchaser or grantee free of occupancy and claims to occupancy by Mortgagor and Mortgagor’s heirs, devisees, representatives, successors and assigns; provided, that if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice. The indemnities in this paragraph (r) shall not terminate upon the Release Date or upon the release, satisfaction, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, the repayment of the Secured Indebtedness, the discharge and satisfaction or release of this Mortgage and the Note, any bankruptcy or other debtor relief proceeding, and any other event whatsoever. Notwithstanding the foregoing the indemnities in the paragraph (r) shall terminate and be of no further force or effect in the event that no claim for Indemnified Matters shall be asserted, or action therefor instituted, prior to the expiration of the statutory period of limitations under applicable Law following the Release Date.

Section 2.2.  Performance by Mortgagee on Mortgagor’s Behalf. Mortgagor agrees that, if Mortgagor fails, after the expiration of any applicable grace and/or cure period, to perform any act or to take any action which under any Loan Document Mortgagor is required to perform or take, or to pay any money which under any Loan Document Mortgagor is required to pay, and whether or not the failure then constitutes a default hereunder or thereunder, and whether or not there has occurred any default or defaults hereunder or the Secured Indebtedness has been accelerated, Mortgagee, in Mortgagor’s name or its own name, may, but shall not be obligated to, after reasonable written notice to Mortgagor under the circumstances, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Mortgagee, with interest thereon at any post-default rate provided for in the Note, and any money so paid by Mortgagee shall be a demand obligation owing by Mortgagor to Mortgagee (which obligation Mortgagor hereby promises to pay), shall be a part of the indebtedness secured hereby, and Mortgagee, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment. Mortgagee and its designees shall have the right to enter upon the Property at any time and from time to time, after reasonable notice to Mortgagor, for any such purposes. No such payment or performance by Mortgagee shall waive or cure any default or waive any right, remedy or recourse of Mortgagee. Any such payment may be made by Mortgagee in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof. Each amount due and owing by Mortgagor to Mortgagee pursuant to this Mortgage shall bear interest, from the date such amount becomes due until paid, at any post-default rate provided for in the Note but never in excess of the maximum nonusurious amount permitted by applicable law, including applicable exceptions whereby no maximum amount is prescribed, which interest shall be payable to Mortgagee on demand; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the indebtedness secured hereby. The amount and nature of any expense by Mortgagee hereunder and the time when paid shall be fully established by the certificate of Mortgagee or any of Mortgagee’s officers or agents.

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Section 2.3.  Absence of Obligations of Mortgagee with Respect to Property. Notwithstanding anything in this Mortgage to the contrary, including, without limitation, the definition of “Property” and/or the provisions of Article 3 hereof, (i) to the extent permitted by applicable law, the Property is composed of Mortgagor’s rights, title and interests therein but not Mortgagor’s obligations, duties or liabilities pertaining thereto, (ii) Mortgagee neither assumes nor shall have any obligations, duties or liabilities in connection with any portion of the items described in the definition of “Property” herein, either prior to or after obtaining title to such Property, whether by foreclosure sale, the granting of a deed in lieu of foreclosure or otherwise, and (iii) Mortgagee may, at any time prior to or after the acquisition of title to any portion of the Property as above described, advise any party in writing as to the extent of Mortgagee’s interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Property or matters related thereto. Without limiting the generality of the foregoing, it is understood and agreed that Mortgagee shall have no obligations, duties or liabilities prior to or after acquisition of title to any portion of the Property, as lessee under any lease or purchaser or seller under any contract or option unless Mortgagee elects otherwise by written notification.

Section 2.4.  Authorization to File Financing Statements; Power of Attorney. Mortgagor hereby authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without signature of Mortgagor as authorized by applicable law, as applicable to the Collateral required by Mortgagee to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage. For the purpose of such filings, Mortgagor agrees to furnish any information reasonably requested by Mortgagee promptly upon request by Mortgagee. Mortgagor also ratifies its authorization for Mortgagee to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Mortgage. Mortgagor hereby irrevocably constitutes and appoints Mortgagee and any officer or agent of Mortgagee, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Mortgagor or in Mortgagor’s own name to execute in Mortgagor’s name any such financing statements, amendments and continuation statements and to otherwise carry out the purposes of this Section 2.4, to the extent that Mortgagor’s authorization above is not sufficient. To the extent permitted by law, Mortgagor hereby ratifies all acts said attorneys-in-fact shall lawfully do, have done in the past or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

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ARTICLE 3

Assignment of Rents and Leases

Section 3.1.  Assignment. Mortgagor hereby unconditionally, absolutely and presently sells, grants, transfers, releases, conveys and assigns to Mortgagee all Rents (hereinafter defined) and all of Mortgagor’s rights in and under all Leases (hereinafter defined). This grant, transfer, assignment and conveyance of Leases gives Mortgagee the present unconditional and absolute right and title to the Leases and Rents and to collect and receive the Rents. So long as no Default has occurred, which remains uncured, Mortgagor shall have a license (which license shall terminate automatically and without further notice upon the occurrence of a Default), in the place and stead of Mortgagee, to collect, but not prior to accrual, the Rents under the Leases and, where applicable, subleases, such Rents to be held in trust for Mortgagee and to otherwise deal with all Leases as permitted by this Mortgage. Each month, provided no Default has occurred, which remains uncured, Mortgagor may retain such Rents as were collected that month and may use and enjoy such Rents free of any trust for Mortgagee. Upon the revocation of such license, all Rents shall be paid directly to Mortgagee and not through the Mortgagor, all without the necessity of any further action by Mortgagee, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property or any action for the appointment of a receiver. Mortgagor, during the continuance of any Default, hereby authorizes and directs the tenants under the Leases to pay Rents to Mortgagee upon written demand by Mortgagee, without further consent of Mortgagor, without any obligation of such tenants to determine whether a Default has in fact occurred and regardless of whether Mortgagee has taken possession of any portion of the Property, and the tenants may rely upon any written statement delivered by Mortgagee to the tenants. Any such payments to Mortgagee shall constitute payments to Mortgagor under the Leases, and Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact to do all things which Mortgagor might reasonably otherwise do with respect to the Property and the Leases thereon, including, without limitation, (i) collecting Rents with or without suit and applying the same, less expenses of collection, to any of the obligations secured hereunder or to expenses of operating and maintaining the Property (including reasonable reserves for anticipated expenses), at the option of the Mortgagee, all in such manner as may be determined by Mortgagee, or at the option of Mortgagee, holding the same as security for the payment of the Secured Indebtedness, (ii) leasing, in the name of Mortgagor, the whole or any part of the Property which may become vacant, and (iii) employing agents therefor and paying such agents reasonable compensation for their services; provided, however, that Mortgagee shall exercise such rights as attorney-in-fact only subsequent to the occurrence of a Default under the terms of the Notes or this Mortgage, which remains uncured. The curing of such Default, unless other Defaults also then exist, shall entitle Mortgagor to recover its aforesaid license to do any such things which Mortgagor might otherwise do with respect to the Property and the Leases thereon and to again collect such Rents. The powers and rights granted in this paragraph shall be in addition to the other remedies herein provided for upon the occurrence of a Default and may be exercised independently of or concurrently with any of said remedies. Nothing in the foregoing shall be construed to impose any obligation upon Mortgagee to exercise any power or right granted in this paragraph or to assume any liability under any Lease of any part of the Property and no liability shall attach to Mortgagee for failure or inability to collect any Rents under any such Lease. The assignment contained in this Section shall automatically become null and void upon the release or satisfaction of record of this Mortgage. As used herein: (i) “Lease” means each existing or future lease, sublease (to the extent of Mortgagor’s rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use the Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, agreement or guaranty; and (ii) “Rents” means all of the rents, revenue, income, profits and proceeds derived and to be derived from the Property or arising from the use or enjoyment of any portion thereof or from any Lease, including but not limited to the proceeds from any negotiated lease termination or buyout of such Lease, liquidated damages following default under any such Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Property, all of Mortgagor’s rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable Debtor Relief Law (hereinafter defined), together with any sums of money that may now or at any time hereafter be or become due and payable to Mortgagor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral and mining leases covering the Property or any part thereof, and all proceeds and other amounts paid or owing to Mortgagor under or pursuant to any and all contracts and bonds relating to the construction or renovation of the Property.

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Section 3.2.  Covenants, Representations and Warranties Concerning Leases and Rents. Mortgagor covenants, represents and warrants that: (a) Mortgagor has good title to, and is the owner of the entire landlord’s interest in, the Leases and Rents hereby assigned and authority to assign them; (b) to the extent that any Leases currently exist, all such Leases are valid and enforceable, and in full force and effect, and are unmodified except as stated therein; (c) neither Mortgagor nor any tenant in the Property is in default under its Lease (and no event has occurred which with the passage of time or notice or both would result in a default under its Lease) or is the subject of any bankruptcy, insolvency or similar proceeding; (d) except as provided in the Loan Documents and unless otherwise stated in a Permitted Encumbrance, Mortgagor has not or will not assign, mortgage, pledge or otherwise encumber any of the Rents or Leases and no other person has or will acquire any right, title or interest in such Rents or Leases; (e) no Rents have been waived, released, discounted, set off or compromised; (f) except as stated in the Leases, Mortgagor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents; (g) Mortgagor shall perform all of its obligations under the Leases and enforce the tenants’ obligations under the Leases to the extent enforcement is prudent under the circumstances; (h) Mortgagor will not without the prior written consent of Mortgagee, enter into any Lease after the date hereof, or waive, release, discount, set off, compromise, reduce or defer any Rent, receive or collect Rents more than one (1) month in advance, grant any rent-free period to any tenant, reduce any Lease term or waive, release or otherwise modify any other material obligation under any Lease, renew or extend any Lease except in accordance with a right of the tenant thereto in such Lease, approve or consent to an assignment of a Lease or a subletting of any part of the premises covered by a Lease, or settle or compromise any claim against a tenant under a Lease in bankruptcy or otherwise; (i) Mortgagor will not, except in good faith where the tenant is in material default thereunder, terminate or consent to the cancellation or surrender of any Lease having an unexpired term of one (1) year or more unless promptly after the cancellation or surrender a new Lease of such premises is made with a new tenant having a credit standing, in Mortgagee’s reasonable judgment, at least equivalent to that of the tenant whose Lease was canceled, on substantially the same terms as the terminated or canceled Lease; (j) Mortgagor will not execute any Lease except with the consent of Mortgagee and for actual occupancy by the tenant thereunder; (k) Mortgagor shall give prompt notice to Mortgagee, as soon as Mortgagor first obtains notice, of any claim, or the commencement of any action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, default, diminution of or offset against Rent, cancellation of the Lease, or constructive eviction, excluding, however, notices of default under residential Leases, and Mortgagor shall defend, at Mortgagor’s expense, any proceeding pertaining to any Lease, including, if Mortgagee so requests, any such proceeding to which Mortgagee is a party; (l) Mortgagor shall as often as requested in writing by Mortgagee, within ten (10) days of each request, deliver to Mortgagee a complete rent roll of the Property in such detail as Mortgagee may reasonably require and financial statements of the tenants, subtenants and guarantors under the Leases to the extent available to Mortgagor, and deliver to such of the tenants and others obligated under the Leases specified by Mortgagee written notice of the assignment in Section 3.1 hereof in form and content satisfactory to Mortgagee; (m) promptly upon written request by Mortgagee, Mortgagor shall deliver to Mortgagee executed originals of all Leases and copies of all records relating thereto; (n) there shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Mortgagee; and (o) Mortgagee may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Mortgage to any Lease, without joinder or consent of, or notice to, Mortgagor, any tenant or any other person, and notice is hereby given to each tenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lien mortgagee; and nothing herein shall be construed as subordinating this Mortgage to any Lease.

Section 3.3.  Estoppel Certificates. All Leases shall require the tenant to execute and deliver to Mortgagee an estoppel certificate in customary form within ten (10) days after written notice from the Mortgagee.

Section 3.4.  No Liability of Mortgagee. Mortgagee’s acceptance of this assignment shall not be deemed to constitute Mortgagee a “mortgagee in possession,” nor obligate Mortgagee to appear in or defend any proceeding relating to any Lease or to the Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to Mortgagor by any tenant and not as such delivered to and accepted by Mortgagee. Mortgagee shall not be liable for any injury or damage to person or property in or about the Property, or for Mortgagee’s failure to collect or to exercise diligence in collecting Rents, but shall be accountable only for Rents that it shall actually receive. Neither the assignment of Leases and Rents nor enforcement of Mortgagee’s rights regarding Leases and Rents (including collection of Rents) nor possession of the Property by Mortgagee nor Mortgagee’s consent to or approval of any Lease (nor all of the same), shall render Mortgagee liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option.

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If Mortgagee seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute an election of judicial relief for any foreclosure or any other purpose. Mortgagee neither has nor assumes any obligations as lessor or landlord with respect to any Lease. The rights of Mortgagee under this Article 3 shall be cumulative of all other rights of Mortgagee under the Loan Documents.

ARTICLE 4

Default

Section 4.1.  Events of Default. The occurrence of any one of the following shall be a default under this Mortgage (“default” or “Default”):

(a) Failure to Pay Indebtedness. Any of the Secured Indebtedness is not paid within five (5) days after the date as and when due, regardless of how such amount may have become due.

(b) Nonperformance of Covenants. Any covenant, agreement or condition herein (other than covenants otherwise addressed in another paragraph of this Section, such as covenants to pay the Secured Indebtedness) is not fully and timely performed, observed or kept, and such failure remains uncured for more than thirty (30) days after written notice thereof shall have been sent by Mortgagee to Mortgagor, unless the nature of the failure is such that (i) it cannot be cured within the thirty (30) day period, (ii) Mortgagor institutes corrective action within the thirty (30) day period, and (iii) Mortgagor diligently pursues such action until the failure is remedied and completes the cure thereof within a period of an additional thirty (30) days.

(c) Representations. Any statement, representation or warranty in any of the Loan Documents is false or misleading in any material respect on the date hereof or on the date as of which such statement, representation or warranty is made, and such statement, representation or warranty is not made true and correct (as of the time such corrective action is taken) within the applicable grace period (if any) provided for in such Loan Document.

(d) Bankruptcy or Insolvency. Mortgagor or any other person liable, directly or indirectly, for any of the Secured Indebtedness (or any general partner, joint venturer or member of Mortgagor or such other person or entity):

(i) (A) Executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, Title 11 of the United States Code as now or hereafter in effect or any other law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors (Title 11 of the United States Code and such other laws being herein called “Debtor Relief Laws”), or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property; or

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(ii) Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (C) in a proceeding under Debtor Relief Laws, the case is converted from one chapter to another, or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of its filing; or

(iii) Conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien (other than as described in subparagraph (iv) below) upon any of its property through legal proceedings which are not vacated and such lien discharged prior to enforcement thereof and in any event within sixty (60) days from the date thereof; or

(iv) Fails to have discharged within a period of thirty (30) days, but in any event prior to sale, seizure or transfer of title, any attachment, sequestration, or similar writ levied upon any portion of its property; provided, however, that the occurrence of the foregoing shall not constitute a Default so long as any such levy is being contested in good faith by proper proceedings which stays the enforcement of the same; or

(v) Fails to pay immediately or to have bonded off to the complete satisfaction of Mortgagee any final money judgment against it within a period of thirty (30) days from the date of entry, but in any event, prior to any action being taken to enforce the same.

(e) Transfer of the Property. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Property or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except: (i) sales or transfers of items of the Accessories which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by Mortgagor, having a value equal to or greater than the replaced items when new; and (ii) the grant, in the ordinary course of business, of a leasehold interest in a part of the Improvements to a tenant for occupancy, not containing a right or option to purchase and not in contravention of any provision of this Mortgage or of any other Loan Document. Mortgagee may, in its sole discretion, waive a default under this paragraph, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following (if any) which Mortgagee may require: the grantee’s integrity, reputation, character, creditworthiness and management ability being satisfactory to Mortgagee in its sole judgment and grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Mortgagee may require, a principal paydown on the Note, an increase in the rate of interest payable under the Note, a transfer fee, a modification of the term of the Note, and any other modification of the Loan Documents which Mortgagee may require. NOTICE - THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY CONVEYED.

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(f) Abandonment. The owner of the Property abandons any of the Property without the intent to return.

(g) Destruction. The Improvements are so demolished, destroyed or damaged that, in the reasonable opinion of Mortgagee, they cannot be restored or rebuilt with available funds in accordance with the terms hereof prior to the final maturity date of the Notes.

(h) Condemnation. (i) Any governmental authority shall require, or commence any proceeding for, the demolition of any building or structure comprising a part of the Premises, or (ii) there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or a conveyance in lieu of such a taking is executed which provides for the transfer of, a material portion of the Premises. For the purposes hereof, a taking or transfer of a material portion of the Premises shall mean any taking (or transfer in lieu thereof) to an extent that any current or proposed use of the Premises cannot be continued or any taking (or transfer in lieu thereof) of any portion which would result in the blockage or substantial impairment of access or utility service to the Improvements or which would cause the Premises to fail to comply with any Legal Requirement.

(i) Liquidation, Etc. The liquidation, termination, dissolution, insolvency, merger, consolidation or failure to maintain good standing of Mortgagor, or any general partner of Mortgagor in the State of Illinois or California and/or the state of incorporation or organization, if different, or the death, legal incapacity or insolvency of Nikolas Konstant.

(j) Enforceability; Priority. Any of the Loan Documents shall for any reason without Mortgagee’s specific written consent cease to be in full force and effect, or shall be declared null and void or unenforceable in whole or in part, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by any party thereto other than Mortgagee; or the liens, mortgages or security interests of Mortgagee in any of the Property become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by Mortgagor or any person obligated to pay any part of the Secured Indebtedness.

(k) Material Adverse Change. In Mortgagee’s reasonable opinion: (a) the prospect of payment of all or any part of the Secured Indebtedness has been impaired because of a material, adverse change in the Property or the financial condition, results of operations, business or properties of Mortgagor or any person liable, directly or indirectly, for any of the Secured Indebtedness or (b) a material adverse change upon the legality, validity, binding effect or enforceability of any of the Loan Documents or the Oil and Gas Lease.

(l) Other Property Related Agreements. A default or event of default occurs, by any party thereto, under any of the Amended and Restated Agreement of Limited Partnership, the Oil and Gas Lease or the Redevelopment Agreement, which default remains uncured beyond applicable grace and/or cure periods provided thereby, or any of the foregoing is modified in any matter whatsoever, without the prior written consent of Mortgagee, or is terminated for any reason whatsoever.

Section 4.2 Notice and Cure. If any provision of this Mortgage or any other Loan Document provides for Mortgagee to give to Mortgagor any notice regarding a default or incipient default, then if Mortgagee shall fail to give such notice to Mortgagor as provided, the sole and exclusive remedy of Mortgagor for such failure shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Note and the Secured Indebtedness postponed or revoked and foreclosure proceedings in connection therewith delayed or terminated pending or upon the curing of such default in the manner and during the period of time permitted by such agreement, if any, and Mortgagor shall have no right to damages or any other type of relief not herein specifically set out against Mortgagee, all of which damages or other relief are hereby waived by Mortgagor. Nothing herein or in any other Loan Document shall operate or be construed to add on or make cumulative any cure or grace periods specified in any of the Loan Documents.

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ARTICLE 5

Remedies

Section 5.1.  Certain Remedies. If a Default shall occur, which remains uncured, Mortgagee may (but shall have no obligation to) exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute and has not been waived hereby or in the concurrently executed agreements):

(a) Acceleration. Mortgagee may at any time and from time to time declare any or all of the Secured Indebtedness immediately due and payable and such Secured Indebtedness shall thereupon be immediately due and payable. Upon and such declaration, such Secured Indebtedness shall thereupon be immediately due and payable without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Mortgagor. Without limitation of the foregoing, upon the occurrence of a Default described in clauses (A), (C) or (D) of subparagraph (i) of paragraph (d) of Section 4.1, hereof, all of the Secured Indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice, declaration or act of any kind, all of which are hereby expressly waived by Mortgagor.

(b) Enforcement of Assignment of Rents. In addition to the rights of Mortgagee under Article 3 hereof, prior or subsequent to taking possession of any portion of the Property or taking any action with respect to such possession, Mortgagee may: (1) collect and/or sue for the Rents in Mortgagee’s own name, give receipts and releases therefor, and after deducting all expenses of collection, including reasonable attorneys’ fees and expenses, apply the net proceeds thereof to the Secured Indebtedness in such manner and order as Mortgagee may elect and/or to the operation and management of the Property, including the payment of management, brokerage and reasonable attorney’s fees and expenses; and (2) require Mortgagor to transfer all security deposits and records thereof to Mortgagee together with original counterparts of the Leases.

(c) Foreclosure. Mortgagee may, with or without entry, institute one or more actions for the complete or partial foreclosure of this Mortgage or to institute other proceedings according to law for foreclosure, and prosecute the same to judgment, execution and sale, for the collection of the Secured Indebtedness and all costs and expenses of such proceedings, including reasonable attorneys’ fees and actual attorneys’ expenses.

To the extent permitted by law, Mortgagee has the option of proceeding as to Mortgagor’s interest in both the Premises and the Accessories in accordance with its rights and remedies in respect of the Property, in which event the default provisions of the Uniform Commercial Code will not apply. Mortgagee also has the option of exercising, in respect of Mortgagor’s interest in the Property consisting of Accessories, all of the rights and remedies available to a secured party upon default under the applicable provisions of the Illinois Uniform Commercial Code. In the event Mortgagee elects to proceed with respect to the Accessories separately from the Land, whenever applicable provisions of the Illinois Uniform Commercial Code require that notice be reasonable, ten (10) days notice will be deemed reasonable.

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(d) Mortgages of Conveyance and Transfer Upon the completion of every foreclosure, the public officer acting under executive order of the court (a “Selling Official”) will execute and deliver to each purchaser a bill of sale or deed of conveyance, as appropriate, for the items of the Property that are sold. Mortgagor hereby grants every such Selling Official the power as the attorney-in-fact of Mortgagor to execute and deliver in Mortgagor’s name all deeds, bills of sale and conveyances necessary to convey and transfer to the purchaser all of Mortgagor’s rights, title and interest in the items of Property which are sold. Mortgagor hereby ratifies and confirms all that such attorney-in-fact lawfully do pursuant to such power. Nevertheless, Mortgagor, if so requested by the Selling Official or by any purchaser, will ratify any such sale by executing and delivering to such Selling Official or to such purchaser, as applicable, such deeds, bills of sale or other Mortgages of conveyance and transfer as may be specified in any such request.

(f) Recitals. The recitals contained in any Mortgage of conveyance or transfer made by a Selling Official to any purchaser at any judicial sale will, to the extent permitted by law, conclusively establish the truth and accuracy of the matters stated therein, including the amount of the Obligations, the occurrence of a Default, and the advertisement and conduct of such judicial sale in the manner provided herein or under applicable law, and the qualification of the Selling Official. All prerequisites to such judicial sale will be presumed from such recitals to have been satisfied and performed.

(g) Divestiture of Title; Bar. To the extent permitted by applicable law, every sale made as contemplated by this Mortgage will operate to divest all rights, title, and interest of Mortgagor in and to the items of the Property that are sold, and will be a perpetual bar, both at law and in equity, against Mortgagor and Mortgagor’s heirs, executors, administrators, personal representatives, successors and assigns, and against everyone else, claiming the item sold either from, through or under Mortgagor or Mortgagor’s heirs, executors, administrators, personal representatives, successors or assigns.

(h) Sale of Portion of Mortgaged Property. The Lien created by this Mortgage, as it pertains to any Property that remains unsold, will not be affected by foreclosure sale of less than all of the Property.

(i) Receiver. Mortgagee may apply to any court of competent jurisdiction to have a receiver appointed to enter upon and take possession of the Property, collect the Rents therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers permitted under the laws of the State of Illinois or California. To the extent permitted by law, the right of the appointment of such receiver shall be a matter of strict right without regard to the value or the occupancy of the Property or the solvency or insolvency of Mortgagor. The expenses, including receiver’s fees, reasonable attorneys’ fees, costs and agent’s commission incurred pursuant to the powers herein contained, together with interest thereon at the default rate under the Notes, shall be secured hereby and shall be due and payable by Mortgagor immediately without notice or demand. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash or deposits at the time held by, payable, or deliverable under the terms of this Mortgage to the Mortgagee, and the Mortgagee shall have the right to offset the unpaid Secured Indebtedness against any such cash or deposits in such order as Mortgagee may elect.

(j) Uniform Commercial Code. Mortgagee may exercise any or all of its rights and remedies under the Illinois or California Uniform Commercial Codes as in effect from time to time, (or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable law) or other applicable law as well as all other rights and remedies possessed by Mortgagee, all of which shall be cumulative. Mortgagee is hereby authorized and empowered to enter the Property or other place where the Accessories may be located without legal process, and to take possession of the Accessories without notice or demand, which hereby are waived to the maximum extent permitted by the laws of the State of Illinois or California. Upon demand by Mortgagee, Mortgagor shall make the Accessories available to Mortgagee at a place reasonably convenient to Mortgagee. Mortgagee may proceed under the Uniform Commercial Code as to all or any part of the Accessories, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Accessories. Mortgagee may choose to dispose of some or all of the property, in any combination consisting of both Accessories and Property, in one or more public or private sales to be held in accordance with the Law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code. Mortgagor agrees that such a sale of Accessories together with Property constitutes a commercially reasonable sale of the Accessories.

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(k) Lawsuits. Mortgagee may proceed by a suit or suits in equity or at law, whether for collection of the indebtedness secured hereby, the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Property under the judgment or decree of any court or courts of competent jurisdiction. Mortgagor hereby assents to the passage of a decree for the sale of the Property by any equity court having jurisdiction.

(l) Entry on Property. Mortgagee is authorized, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable law, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records relating thereto, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection or preservation of the Property. Mortgagee shall not be deemed to have taken possession of the Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose. All costs, expenses and liabilities of every character reasonably incurred by Mortgagee in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation of Mortgagor (which obligation Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage. If necessary to obtain the possession provided for above, Mortgagee may invoke any and all legal remedies to dispossess Mortgagor. In connection with any action taken by Mortgagee pursuant to this Section, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Property or any part thereof, or from any act or omission of Mortgagee in managing the Property unless such loss is caused by the willful misconduct and bad faith of Mortgagee, nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability of Mortgagor arising under any lease or other agreement relating to the Property or arising under any Permitted Encumbrance or otherwise arising, except as otherwise expressly provided in any subordination, non-disturbance and attornment agreement executed by Mortgagee with respect to the Property. Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Property taken under this Section.

(m) Other Rights and Remedies. Mortgagee may exercise any and all other rights and remedies which Mortgagee may have under the Loan Documents, or at law or in equity or otherwise.

Section 5.3.  Proceeds of Foreclosure. The proceeds of any sale held by Mortgagee or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied in accordance with the requirements of applicable laws and to the extent consistent therewith: FIRST, to the payment of all necessary out of pocket costs and expenses incident to such foreclosure sale, including but not limited to all reasonable attorneys’ fees and legal expenses, advertising costs, auctioneers’ fees, costs of title rundowns and lien searches, inspection fees, appraisal costs, fees for professional services, environmental assessment and remediation fees, all court costs and charges of every character, and to the payment of the other Secured Indebtedness, including specifically without limitation the principal, accrued interest and reasonable attorneys’ fees due and unpaid on the Note and the amounts due and unpaid and owed to Mortgagee under this Mortgage, the order and manner of application to the items in this clause FIRST to be in Mortgagee’s sole discretion; and SECOND, the remainder, if any there shall be, shall be paid to Mortgagor, or to Mortgagor’s representatives, successors or assigns, or such other persons or entities (including the Mortgagee or beneficiary of any inferior lien) as may be entitled thereto by law; provided, however, that if Mortgagee is uncertain which person or persons are so entitled, Mortgagee may interplead such remainder in any court of competent jurisdiction, and the amount of any reasonable attorneys’ fees, court costs and out of pocket expenses incurred in such action shall be a part of the Secured Indebtedness and shall be reimbursable (without limitation) from such remainder.

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Section 5.4.  Mortgagee as Purchaser. Mortgagee shall have the right to become the purchaser at any sale held by Mortgagee or by any receiver or public officer or at any public sale, and Mortgagee shall have the right to credit upon the amount of Mortgagee’s successful bid, to the extent necessary to satisfy such bid, all or any part of the Secured Indebtedness in such manner and order as Mortgagee may elect.

Section 5.6.  Foreclosure as to Matured Debt. Upon the occurrence of a Default, Mortgagee shall have the right to proceed with foreclosure (judicial or nonjudicial) of the liens and security interests hereunder without declaring the entire Secured Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Secured Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Secured Indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 5.3 hereof except that the amount paid under clause FIRST thereof shall be only the matured portion of the Secured Indebtedness and any proceeds of such sale in excess of those provided for in clause FIRST (modified as provided above) shall be applied to the prepayment (without penalty) of any other Secured Indebtedness in such manner and order and to such extent as Mortgagee deems advisable, and the remainder, if any, shall be applied as provided in clause SECOND of Section 5.3 hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness.

Section 5.6.  Remedies Cumulative. All rights and remedies provided for herein and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and Mortgagee shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate right or rights or remedy or remedies.

Section 5.7.  Mortgagee’s Discretion as to Security. Mortgagee may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

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Section 5.8.  Mortgagor’s Waiver of Certain Rights. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshaling or forbearance, and Mortgagor, for Mortgagor, Mortgagor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Indebtedness, notice of election to mature or declare due the whole of the Secured Indebtedness and all rights to a marshaling of assets of Mortgagor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the Secured Indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatsoever. To the extent permitted by law, Mortgagor waives any right or remedy which Mortgagor may have or be able to assert pursuant to any provision of Illinois or California law pertaining to the rights and remedies of sureties. If any law referred to in this Section and now in force, of which Mortgagor or Mortgagor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section to the extent permitted by law.

Section 5.9.  Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor’s representatives, or successors as owners of the Property are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of purchaser, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. Except as otherwise expressly agreed to by Mortgagee in any subordination, non-disturbance and attornment agreement executed by Mortgagee with respect to the Property, after such foreclosure, any Leases to tenants or subtenants that are subject to this Mortgage (either by their date, their express terms, or by agreement of the tenant or subtenant) shall, at the sole option of Mortgagee or any purchaser at such sale, either (i) continue in full force and effect, and the tenant(s) or subtenant(s) thereunder will, upon request, attorn to and acknowledge in writing to the purchaser or purchasers at such sale or sales as landlord thereunder, or (ii) upon notice to such effect from Mortgagee or any purchaser or purchasers, terminate within sixty (60) days from the date of sale. In the event the tenant fails to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Property (such as an action for forcible detainer) in any court having jurisdiction.

ARTICLE 6

Miscellaneous

Section 6.1.  Scope of Mortgage. This Mortgage is a mortgage of both real and personal property, a security agreement, an assignment of rents and leases, a financing statement and a collateral assignment, and also covers proceeds and fixtures.

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Section 6.2.  Effective as a Financing Statement. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering as-extracted collateral (including oil and gas), accounts and general intangibles under the Illinois Uniform Commercial Code, in effect from time to time, and similar provisions (if any) of the Uniform Commercial Code, as in effect from time to time, as enacted in any other state where the Property is situated which will be financed at the wellhead or minehead of the wells or mines located on the Property and is to be filed for record in the real estate records of each county where any part of the Property is situated. This Mortgage shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office. The mailing address of Mortgagor and the Mortgagee are set forth at the preamble of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section.

Section 6.3.  Notice to Account Debtors. In addition to the rights granted elsewhere in this Mortgage, following a Default, Mortgagee may at any time notify the account debtors or obligors of any accounts, chattel paper, general intangibles, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Mortgagee directly.

Section 6.4.  Waiver by Mortgagee. Mortgagee may at any time and from time to time by a specific writing intended for the purpose: (a) waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing; (b) consent to Mortgagor’s doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor’s failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Property or any interest therein from the lien and security interest of this Mortgage; or (d) release any party liable, either directly or indirectly, for the Secured Indebtedness or for any covenant herein or in any other Loan Document, without impairing or releasing the liability of any other party. No such act shall in any way affect the rights or powers of Mortgagee hereunder except to the extent specifically agreed to by Mortgagee in such writing.

Section 6.5.  No Impairment of Security. The lien, security interest and other security rights of Mortgagee hereunder or under any other Loan Document shall not be impaired by any indulgence, moratorium or release granted by Mortgagee including, but not limited to, any renewal, extension or modification which Mortgagee may grant with respect to any Secured Indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant in respect of the Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness. The taking of additional security by Mortgagee shall not release or impair the lien, security interest or other security rights of Mortgagee hereunder or affect the liability of Mortgagor or of any endorser, guarantor or surety, or improve the right of any junior lien mortgagee in the Property (without implying hereby Mortgagee’s consent to any junior lien).

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Section 6.6.  Acts Not Constituting Waiver by Mortgagee. Mortgagee may waive any default without waiving any other prior or subsequent default. Mortgagee may remedy any default without waiving the default remedied. Neither failure by Mortgagee to exercise, nor delay by Mortgagee in exercising, nor discontinuance of the exercise of any right, power or remedy (including but not limited to the right to accelerate the maturity of the Secured Indebtedness or any part thereof) upon or after any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Remittances in payment of any part of the Secured Indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Mortgagee in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any Secured Indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder, notwithstanding any notation on or accompanying such partial payment to the contrary.

Section 6.7.  Mortgagor’s Successors. If the ownership of the Property or any part thereof becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the Secured Indebtedness in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor’s liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby. No transfer of the Property, no forbearance on the part of Mortgagee, and no extension of the time for the payment of the Secured Indebtedness given by Mortgagee shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder for the payment of the indebtedness secured hereby. Mortgagor agrees that it shall be bound by any modification of this Mortgage or any of the other Loan Documents made by Mortgagee and any subsequent owner of the Property, with or without notice to Mortgagor, and no such modifications shall impair the obligations of Mortgagor under this Mortgage or any other Loan Document. Nothing in this Section or elsewhere in this Mortgage shall be construed to imply Mortgagee’s consent to any transfer of the Property.

Section 6.8.  Place of Payment; Forum; Waiver of Jury Trial. All Secured Indebtedness which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Note (or if no such designation is made, at the address of Mortgagee indicated at the end of this Mortgage). Mortgagor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state or federal court sitting in the State of California or of any state or federal court sitting in the jurisdiction in which the Secured Indebtedness is payable over any suit, action or proceeding arising out of or relating to this Mortgage or the Secured Indebtedness. Mortgagor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Mortgagor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Mortgagor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any California state court or any United States federal court sitting in the jurisdiction in which the Secured Indebtedness is payable may be made by certified or registered mail, return receipt requested, directed to Mortgagor at its address stated at the end of this Mortgage, or at a subsequent address of Mortgagor of which Mortgagee received actual notice from Mortgagor in accordance with this Mortgage, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Mortgagee to serve process in any manner permitted by law or limit the right of Mortgagee to bring proceedings against Mortgagor in any other court or jurisdiction. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR AND MORTGAGEE (BY ACCEPTANCE OF THIS MORTGAGE) WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT.

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Section 6.9.  Subrogation to Existing Liens; Vendor’s Lien. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Mortgagee at Mortgagor’s request, and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or Mortgagee of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Secured Indebtedness, but the terms and provisions of this Mortgage shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Mortgagee is subrogated hereunder. It is expressly understood that, in consideration of the payment of such indebtedness by Mortgagee, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness. To the extent permitted by law, if all or any portion of the proceeds of the loans evidenced by the Notes or of any other Secured Indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor’s lien is waived; and Mortgagee shall have, and is hereby granted, a vendor’s lien on the Property as cumulative additional security for the Secured Indebtedness. To the extent permitted by law, Mortgagee may foreclose under this Mortgage or under the vendor’s lien without waiving the other or may foreclose under both.

Section 6.10.  Application of Payments to Certain Indebtedness. If any part of the Secured Indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.

Section 6.11.  Nature of Loans; Compliance with Usury Laws. The loan evidenced by the Notes is being made solely for the purpose of carrying on or acquiring a business or commercial enterprise. It is the intent of Mortgagor and Mortgagee and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect, including valid exceptions to usury law where no maximum amount is prescribed because (as in the instant loan) the loan was arranged by a licensed Real Estate Broker. All agreements between Mortgagee and Mortgagor (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Mortgage, the Note or any other Loan Document or otherwise, exceed the maximum nonusurious amount permitted by applicable law, including all valid exceptions where no maximum amount is prescribed (the “Maximum Amount”). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If Mortgagee shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Secured Indebtedness in the inverse order of its maturity and not to the payment of interest, or refunded to Mortgagor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this Section, the term “applicable law” shall mean the laws of the State of California or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

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Section 6.12.  Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the party as set forth or provided for in Loan Documents (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

Section 6.13.  Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 6.14.  Gender; Titles; Construction. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Mortgage and not to any particular Article, Section, paragraph or provision. The term “person” and words importing persons as used in this Mortgage shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

Section 6.15.  Reporting Compliance. Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Note and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Mortgagee to furnish Mortgagee with evidence of such compliance.

Section 6.16.  Mortgagee’s Consent. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Mortgagee is required or requested, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Mortgagee, and Mortgagee shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Mortgagee’s judgment, and (b) no approval or consent of Mortgagee shall be deemed to have been given except by a specific writing intended for the purpose and executed by an authorized representative of Mortgagee.

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Section 6.17.  Mortgagor. Unless the context clearly indicates otherwise, as used in this Mortgage, “Mortgagor” means the Mortgagors named in the Preamble of this Mortgage. The obligations of Mortgagor hereunder shall be joint and several. If any Mortgagor, or any signatory who signs on behalf of any Mortgagor, is a corporation, partnership or other legal entity, Mortgagor and any such signatory, and the person or persons signing for it, represent and warrant to Mortgagee that this instrument is executed, acknowledged and delivered by Mortgagor’s duly authorized representatives. If Mortgagor is an individual, no power of attorney granted by Mortgagor herein shall terminate on Mortgagor’s disability.

Section 6.18.  Execution; Recording. This Mortgage has been executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The date or dates reflected in the acknowledgments hereto indicate the date or dates of actual execution of this Mortgage, but such execution is as of the date shown on the first page hereof, and for purposes of identification and reference the date of this Mortgage shall be deemed to be the date reflected on the first page hereof. Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Mortgagee shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

Section 6.19.  Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Mortgagee and shall constitute covenants running with the Land. All references in this Mortgage to Mortgagor shall be deemed to include all such successors and assigns of Mortgagor.

Section 6.20.  Modification or Termination. The Loan Documents may only be modified or terminated by a written instrument or instruments intended for that purpose and executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party.

Section 6.21.  No Partnership, Etc.. The relationship between Mortgagee and Mortgagor is solely that of lender and borrower. No Mortgagee has any fiduciary or other special relationship with Mortgagor. Nothing contained in the Loan Documents is intended to create any partnership, joint venture, association or special relationship between Mortgagor and Mortgagee or in any way make Mortgagee a co-principal with Mortgagor with reference to the Property. All agreed contractual duties between or among Mortgagee and Mortgagor are set forth herein and in the other Loan Documents and any additional implied covenants or duties are hereby disclaimed. Any inferences to the contrary of any of the foregoing are hereby expressly negated.

Section 6.22.  Applicable Law. THIS MORTGAGE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY CALIFORNIA LAW AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND PURSUANT TO THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA ARE GOVERNED BY THE LAWS OF SUCH OTHER JURISDICTION.

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Section 6.23.  Entire Agreement. The Loan Documents and other concurrently executed agreements constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the indebtedness secured hereby and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect to the matters addressed in the Loan Documents. Mortgagor hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Mortgagee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

SIGNATURES BEGIN ON FOLLOWING PAGE

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IN WITNESS WHEREOF, Mortgagor has executed this instrument under seal, effective as of April 23, 2013.

MORTGAGOR:

EOS PETRO, INC., a Delaware corporation

(SEAL)
By
Name: Nikolas Konstant
Title: President

MORTGAGEE:

LowCal Industries, LLC, a Wyoming limited liability company

(SEAL)
By
Name: Shlomo Lowy
Title: Managing Member

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EXHIBITS "A" and “B”

An Oil & Gas Lease dated 1/26/1966 from Lyman D. Works and Frances M. Works, as Lessor, in favor of the Superior Oil Company, as Lessee, recorded as Book 73, page 254 in the Office of the Recorder of Edwards County, Illinois.

An Oil & Gas lease dated 9/31/1938 from George J. Works, Etux, as Lessor, in favor of Fred A. Noah, etal, at Lessee, recorded as Book 5, page 71 in the Office of the Recorder of Edwards County, Illinois.

An Oil & Gas Lease dated 6/1/1938 from Frank Wood, Etal, as Lessor, in favor of Fred A. Noah, etal, as Lessee, recorded as Book 6, page 287 in the Office of the Recorder of Edwards County, Illinois..

An Oil & Gas Lease dated 5/24/1938 from Melvin Works, Etal, as Lessor, in favor of Fred A. Noah, etal, as Lessee, recorded as Book 5, page 71 in the Office of the Recorder of Edwards County, Illinois..

An Oil & Gas Lease dated 12/4/1996 from Alma Energy Corporation as Lessor; in favor of The Speir Operating Company, as Lessee, recorded as Book 194, page 329 in the Office of the Recorder of Edwards County, Illinois.

Covering the following described lands located in Edwards County, IL

F. Wood Etal, Tract 4
Township 2 South, Range 14 East
Section 19: N/2
Section 18: Commencing near the SE corner where the South line of said Section intersects the west line of the right of way of St Hwy 1, thence West 64 rods, thence North 5 rods, thence East

Book 223 Page 243

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64 rods to the West line of said ROW, thence South 5 rods to the POB

G. J. Works, Tract 3
Township 2 South, Ranch 11 East
Section 18: Commencing at the SW corner, thence East 56 chains 58 links, thence North 26 chains 54 links, thence West 56 chains 681/2 links, thence South 26 chains 54 links to POB, containing 158 acres, 1 rod, 14 perches, more or less, excepting commenting near the SE corner where the South Line of said Sections intersects the west line of the right of way of St HWY 1, thence West 54 rods, thence North 5 rods, thence East 54 rods to the West line of said ROW, thence South 5 rods to the POB.

G. J. Works
Township 2 South, Range 11 East
Section 18: 140 acres, more or less, located in the South part of Section 18, more fully described in that Oil Gas and Mineral Lease dated May 31, 1938, by and between George Works, Etux, as Lesser, and The Superior Oil Company, as Lessee.

F. Wood
Township 2 South, Range 11 East
Section 18: 2 acres tract commencing near the SE corner where the South line of said Section intersects the west line of the right of way of St HWY 1, thence West 64 rods, thence North 5 rods, thence East 54 rods to the West line of said ROW, thence South 5 rods to the POB

M. Works, Tract 2
Township 2 South, Ranch 11 East
Section 18: 120 acres off of the West side of the following described Lands; Commencing at the NE corner of 5/2 Section 19, North 60 deg 30 min West 69 chains 36 links, thence South 5 deg 15:min Basf 53 chains 22 links, thence North 64 deg East 56 chains 80 links, thence North 5 deg West 13 chains 22 links to the POB.

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EXHIBIT C TO FIRST AMENDMENT

SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 23rd day of April, 2013, by and among Cellteck, Inc., a Nevada corporation (the “Seller”), and LowCal Industries, LLC, a Wyoming limited liability company (“LowCal”) and LowCo [EOS/Petro], LLC, a Wyoming limited liability company (“LowCo,” and collectively referred to herein with LowCal as the “Buyers”).

RECITALS

A.           On February 8, 2013, and as amended on April 23, 2013, pursuant to a certain Amended and Restated Loan Agreement and Secured Promissory Note (the “Note and Loan Agreement”) between Seller’s wholly-owned Subsidiary, EOS Petro, Inc. (“EOS”) and LowCal, a copy of which is attached hereto as Exhibit A, LowCal agreed to purchase from EOS, for $2,480,000, EOS’s promissory note in the principal amount of $2,500,000 evidenced by the Note and Loan Agreement, on the terms and conditions set forth in the Note and Loan Agreement.

B.           Pursuant to the terms of the Note and Loan Agreement, Seller furnished a letter from, or agreement by, Global Emerging Markets (“GEM”) acknowledging the Note and Loan Agreement and agreeing that proceeds drawn by either EOS or Seller on the $20,000,000 Equity Line of Credit (the “GEM Equity Line of Credit”) may be used first to repay the Note and Loan
Agreement.

C.           Pursuant to the terms and conditions hereof and Section 1.4 of the Note and Loan Agreement, Seller desires to sell to Buyers, and the Buyers desire to purchase from the Seller at the Closing (as defined below) an aggregate of 450,000 restricted shares (the “Shares”) of Seller’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) for $10,000. LowCal shall pay the purchase price, but desires the Shares to be issued directly to LowCo.

C.           After the execution and delivery of this Agreement, EOS and Seller intend to implement a transaction pursuant to which, among other things, Seller’s name will be changed to “EOS Petro, Inc.” and the present EOS’s name will be changed to Eos Global Petro, Inc. All references in this Note to Seller shall be deemed to also be references to the same entity after its name is changed to EOS Petro, Inc., and references to EOS (as defined above) shall mean the entity that is EOS Petro, Inc. as of this date and the same entity after its name is changed.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

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1.           PURCHASE AND SALE OF THE SHARES.

1.1           Sale of Shares. Subject to the terms and conditions hereof, at the Closing, the Seller agrees to sell to the Buyers and the Buyers agrees to purchase from the Seller, for an aggregate purchase price of US $10,000 (the “Purchase Price”), the Shares.

2.           CLOSING; DELIVERIES

2.1           Closing. Upon the terms and subject to the conditions set forth in Sections 5 and 6 hereof, the closing (the “Closing”) of the sale of the Shares will take place on April 23, 2013, or as soon thereafter as reasonably practicable and agreed to by the Seller and the Buyers, (the “Closing Date”). The Closing shall be held at such time as agreed by the parties at the offices of Seller at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California, 90025, unless another place is agreed to in writing by the parties hereto.

2.2           Deliveries at Closing. As soon as reasonably practicable following the Closing, Seller shall deliver to the LowCo a stock certificate, registered in the name of LowCo, representing the Shares (the “Certificate”). Seller shall also deliver such other instruments and documents to LowCal as are described in Section 5.

3.           REPRESENTATIONS AND WARRANTIES OF SELLER

Except as disclosed in the Seller’s documents filed with the Securities and Exchange Commission (the “SEC”), the Seller represents and warrants to the Buyers as of the date hereof and as of the Closing Date:

3.1           Organization and Standing; Charter and Bylaws. The Seller is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. The Seller is qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operation or prospects of the Seller (“Material Adverse Effect”). The Seller has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

3.2           Corporate Power. The Seller has all requisite legal and corporate power and authority to enter into this Agreement, to sell the Shares and to carry out and perform its other obligations under the terms of this Agreement.

3.3           Capitalization. The authorized capital stock of the Seller consists of (i) 300,000,000 shares of common stock of which 61,633,891 shares are issued and outstanding and (ii) 100,000,000 shares of preferred stock, of which 47,000,000 shares of such preferred stock have been designated as Series B Convertible Preferred Stock, pursuant to the Seller’s Certificate of Designation, Powers, Preferences and Rights of Series B Preferred Stock, as originally filed with the Nevada Secretary of State on October 2, 2012 and as amended on January 16, 2013 (the “Certificate of Designation”) and of which 44,825,044 shares are issued and outstanding. Copies of the original filing of the Certificate of Designation and the January 16, 2013 amendment are attached hereto as Exhibit B and Exhibit C respectively. All issued and outstanding shares of common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 3.3 hereto and except for outstanding shares of Series B Convertible Preferred Stock and LowCal’s conversion right set forth in the Note and Loan Amendment, there are no warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of Seller, or notes, securities or other instruments convertible into or exchangeable for capital stock of Seller, nor any agreements or understandings with respect to the issuance thereof. Not including any securities listed on Schedule 3.3, the Shares upon conversion shall represent not less than 0.9922366% of the post-reverse stock split Seller common stock on a fully diluted basis.

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3.4           Authorization. All corporate action on the part of the Seller and its directors, officers and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Seller under this Agreement and all other documents contemplated hereby and for the authorization, issuance and delivery by the Seller of the Shares has been taken. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller and is enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

3.5           Validity of Stock. The Shares, when sold and delivered in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, will be free of all mortgages, pledges, liens, leases, encumbrances, charges and adverse claims (“Encumbrances”) and will not be subject to any preemptive rights, rights of first refusal or redemption rights, other than as provided in this Agreement, the Certificate of Designation and in the Articles of Incorporation and Bylaws of the Seller.

3.6           Compliance with Other Instruments. The Seller is not in violation of any term of its Articles of Incorporation or Bylaws, of any provision of any mortgage, indenture, contract, agreement or instrument to which it is a party or by which it or its assets are bound, or any judgment, decree or order binding upon the Seller. The execution, delivery and performance of and compliance with this Agreement, and the delivery of the Shares will not result in any such violation or be in conflict with or constitute a default under any of the terms or provisions of any document described in the first sentence of this section, or result in the creation of any Encumbrance upon any of the properties or assets of the Seller pursuant to any such term or provision. There is no such provision that materially and adversely affects the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Seller.

3.7           Securities Laws. The Shares will be issued in full compliance with all applicable federal and state securities laws, and the Seller has obtained all necessary permits and other authorizations or orders of exemption as may be necessary or appropriate under any and all applicable state securities laws with respect to the transactions contemplated herein.

3.8           No Adverse Litigation. The Seller is not a party to any pending litigation which seeks to enjoin or restrict the Seller’s ability to sell or transfer the Shares, nor is any such litigation threatened against the Seller. Furthermore, there is no litigation pending or threatened against the Seller which, if decided adversely to the Seller, could adversely affect the Seller’s ability to consummate the transactions contemplated herein.

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3.9          Consents. No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any person is required to be made or obtained by the Seller in connection with the execution and delivery or the consummation of this Agreement and the transactions contemplated hereby or thereby.

3.10        Title to Property and Assets.

(a)           Except as set forth in title documentation delivered to LowCal, EOS owns the properties and assets covered by the Assignment free and clear of all Encumbrances. No Encumbrances, separately or collectively, whether disclosed or undisclosed, materially impair EOS’s ownership or use of such properties. Seller and each of its subsidiaries (“Subsidiaries”) owns its properties and assets free and clear of all Encumbrances, except such Encumbrances (i) that secure borrowings by Seller or (ii) that arise in the ordinary course of business and do not materially impair the Seller’s or such Subsidiary’s ownership or use of such property or assets. There is no pending nor, to the knowledge of Seller, threatened condemnation, eminent domain or similar proceeding with respect to any of the properties covered by the Assignment.

(b)          The assets of Seller and each Subsidiary are sufficient to carry on the business of Seller or such Subsidiary as currently conducted.

3.11        Financial Statements.

(a)           Seller has furnished to LowCal the consolidated balance sheets of Seller and its Subsidiaries at December 31, 2011 and at September 30, 2012 and the related statements of income, retained earnings and cash flows for the fiscal year and the nine months then ended (the "Financial Statements"). The Financial Statements are in all material respects in accordance with the books and records of Seller and its Subsidiaries (which, in turn are accurate and complete in all material respects), have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied over the periods covered thereby (except that the Financial Statements do not contain footnotes and the Financial Statement for the nine months ended September 30, 2012, are subject to normal year-end adjustments), and fairly present the financial condition of Seller and its consolidated Subsidiaries as of the date thereof and for the periods covered thereby.

(b)           Except as reflected in the Financial Statements or disclosed in its filings with the SEC, neither Seller nor any Subsidiary has any material obligation, expense, liability, claim, deficiency, guarantee or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, except for current liabilities incurred in the ordinary course of business, consistent with past practice, subsequent to the date of the Financial Statements and the obligations and liabilities contemplated by this Agreement and the exhibits and schedules hereto.

3.12        Taxes. Seller and each Subsidiary has properly filed or extended on a timely basis all material tax returns that it is and was required to file (“Tax Returns”), and all such Tax Returns were true, correct and complete in all material respects. Seller and each Subsidiary has properly paid on a timely basis all taxes due and owing (whether or not shown on its Tax Returns) or, in the case of taxes not yet due, has made adequate provision on the most recent Financial Statement for the payment of all unpaid taxes not yet due and owing for which Seller or a Subsidiary is liable for payment, and the unpaid taxes of Seller and each such Subsidiary will not exceed the amount of such provision. All material taxes that Seller or any Subsidiary is or was required by legal requirements to withhold or collect have been withheld or collected and, to the extent required, have been properly paid on a timely basis to the appropriate governmental authority. Seller and each Subsidiary has complied with all information reporting and back-up withholding requirements in all material respects, including maintenance of the required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

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3.13         Compliance with Applicable Laws. Seller and each Subsidiary has complied and is in compliance in all material respects with all material laws, statutes, rules, regulations, ordinances and orders of all governmental entities, agencies or other bodies (“Laws”) applicable to Seller and each Subsidiary and their respective assets, properties and businesses. Neither Seller nor any Subsidiary has received any notice of any asserted material violation of, and none of them has any basis to believe it is not in compliance in all material respects with, any such Laws. No investigation or review by any governmental entity with respect to Seller, any Subsidiary, or any of their respective businesses, assets or properties is pending or, to the knowledge of Seller, has been threatened, nor has any governmental entity indicated an intention to conduct any such investigation or review. Seller and each Subsidiary has filed with all proper authorities all material statements and reports required by any Law to which Seller or such Subsidiary is subject, and Seller and each Subsidiary possesses all material licenses, franchises, permits and governmental authorizations necessary in the conduct of their businesses in the manner in which and in the jurisdictions where Seller or such Subsidiary presently conducts such business. There are no unresolved reports, warning letters or other documents received from or issued by any governmental entity that indicate or suggest a material lack of compliance with applicable regulatory requirements by Seller or any Subsidiary. As used herein, the term “Seller’s knowledge”, “knowledge of Seller” or similar terms shall mean the actual knowledge, or matters that could have been known after due inquiry (including, without limitation, inquiry of other persons within its and its Subsidiaries’ organizations having knowledge of the subject matter and any professionals retained with respect to any such matter), of any officer or director of Seller and each Subsidiary.

3.14         Material Contracts. Seller and each Subsidiary has performed all obligations required to be performed by it to date under each material contract to which it is a party or under which it derives substantial benefits (“Contracts”) and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. To the knowledge of Seller, each of the parties to the Contracts other than Seller or a Subsidiary has performed all obligations required to be performed by such party to date under the Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Each Contract is a legal, valid and binding obligation of the parties thereto and is in full force and effect.

3.15         Environmental Matters. Neither Seller nor any Subsidiary nor any predecessor of any of them is in material violation of any Environmental Law. For purposes of this Agreement, “Environmental Laws” means any United States federal, state or local laws, regulations and enforceable governmental orders relating to pollution or protection of the environment, human health and safety, or natural resources, including, without limitation the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et. seq. (“CERCLA”), and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et. seq. (“RCRA”)

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3.16         Disclosure. No representation or warranty contained in this Agreement, the Note and Loan Agreement, the Assignment or the Guaranty or information furnished by Seller or EOS to Buyers pursuant hereto or in connection with the transaction contemplated by this Agreement, the Note and Loan Agreement, the Guaranty or the Assignment contains any untrue statement of material fact or omits to state a material fact about or concerning it or its Subsidiaries or their respective businesses and assets.

3.17         Representations and Warranties of EOS. Each representation and warranty of EOS made in the Note and Loan Agreement, the Assignment and the Compliance/Oversight Agreement (as defined below) is true and correct all respects.

4.           REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyers represents and warrants to the Seller as follows:

4.1          LLC Power. The Buyers have all requisite legal and limited liability company power and authority to enter into this Agreement, to purchase the Shares and to carry out and perform their other obligations under the terms of this Agreement.

4.2          Authorization. All corporate action on the part of the Buyers and their directors, officers and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Buyers under this Agreement and all other documents contemplated hereby has been (or will be) taken prior to the Closing. This Agreement has been duly executed and delivered by the Buyers and constitutes the valid and binding obligation of the Buyers and is enforceable against the Buyers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

4.3          Investment.

4.3.1           LowCo is acquiring the Shares for its own account, not as a nominee or agent, and not for the beneficial interest of any other person or with a view to, or for resale in connection with, any distribution thereof. Buyers are aware that there are legal and practical limits on LowCo’s ability to sell or dispose of the Shares, and, therefore, the Buyers must bear the economic risk of the investment for an indefinite period of time.

4.3.2           The Buyers understand that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and are not part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Buyers understand that the Shares: (i) are being sold to LowCo in reliance on specific exemptions from the registration provisions of the Securities Act and any applicable state securities laws; (ii) are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act; and (iii) may not be sold, transferred or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available.

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4.3.3           The Buyers have such knowledge and experience in financial and business matters in general and with respect to businesses of a nature similar to the business of the Seller so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares. The Buyers acknowledge that the Shares are speculative and involve a high degree of risk, including the potential loss of the LowCal’s investment herein and the Buyers have taken cognizance of and understands the risk factors related to the purchase of the Shares.

4.3.4           The Buyers have been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Seller, to ask questions of and receive answers from representatives of Seller, its officers, directors, employees and agents concerning the terms and conditions of this transaction, its business and prospects, and to obtain any additional information which the Buyers deem necessary to verify the accuracy of the information received.

4.3.5           The Shares were not offered to the Buyers through an advertisement in printed media of general and regular circulation, radio or television.

4.3.6           The Buyers have relied completely on the advice of, or has consulted with, its own personal tax, investment, legal or other advisors and has not relied on the Seller or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, except to the extent such advisors shall be deemed to be as such.

5.           CONDITIONS TO CLOSING OF THE BUYERS

The obligation of LowCal to purchase and pay for the Shares at the Closing is subject to the fulfillment to LowCal’s satisfaction on or prior to the Closing Date of each of the following conditions:

5.1           Representations and Warranties Correct. The representations and warranties made by the Seller in Section 3 hereof shall be true and correct in all material respects on and as of the Closing Date. The representations and warranties made by EOS in the Note and Loan Agreement hereof shall be true and correct in all material respects on and as of the Closing Date.

5.2           Performance. All covenants, agreements and conditions contained in this Agreement and the Guaranty on February 8, 2013 by Seller of EOS’s obligations under the Note and Loan Agreement, the Amended and Restated Mortgage, Assignment of Production, Security Agreement and Financing Statement (the “Assignment”), and certain other obligations of EOS (the “Guaranty”) to be performed or complied with by the Seller on or prior to the Closing Date shall have been performed or complied with in all material respects. All covenants, agreements and conditions contained in Note and Loan Agreement, the Assignment and the Compliance/Oversight Agreement between EOS and LowCal dated February 8, 2013 (the “Compliance/Oversight Agreement”) to be performed or complied with by EOS on or prior to the Closing Date shall have been performed or complied with in all material respects.

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5.3           Delivery of Shares. Seller shall have delivered certificates representing the Shares to LowCo, duly executed by the appropriate officers of Seller and in good delivery form and bearing no legends or notices other than those specified herein or in the Lock-Up/Leak-Out Agreement dated February 8, 2013.

5.4           Authorization; Execution and Delivery of Agreements. The execution, delivery and performance of the Note and Loan Agreement, the Assignment, and the Compliance/Oversight Agreement shall have been duly authorized by all necessary corporate action on the part of EOS. The execution, delivery and performance of this Agreement and the Guaranty shall have been duly authorized by all necessary corporate action on the part of Seller. EOS shall have executed and delivered to LowCal, the Note and Loan Agreement, the Assignment and the Compliance/Oversight Agreement. Seller shall have executed and delivered to LowCal, this Agreement and the Guaranty. Such agreements shall be in full force and effect.

5.5           Filing and Recordation of Assignment and Financing Statements. The Assignment shall have been duly filed and recorded in the deed records and fixture filing records of Edwards, County, Illinois, however such records are denominated. Financing statements shall have been filed in each jurisdiction where such filing is necessary (or is requested by LowCal) to perfect LowCal’s security interest in collateral consisting of personal property granted under the Assignment.

6.           CONDITIONS TO CLOSING OF SELLER.

The obligation of the Seller to sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

6.1           Representations. The representations made by the Buyers in Section 4 hereof shall be true and correct in all material respects on and as of the Closing Date.

6.2           Performance. All covenants, agreements and conditions contained in this Agreement to be performed by or complied with by the Buyers on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.3           Purchase Price. LowCal shall have paid the Purchase Price.

7.           CERTAIN COVENANTS

7.1           SEC Filings. For so long as LowCo or its affiliates continue to own the Shares, (i) Seller shall use its commercially reasonable efforts to timely file with the SEC, within the time periods specified in the SEC’s rules and regulations, all quarterly and annual financial information required to be filed with the SEC on Forms 10-Q and 10-K, all current reports required to be filed with the SEC on Form 8-K and any other information required to be filed with the SEC; (ii) Seller shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination and (iii) Seller shall deliver (A) copies of all such filings with the SEC to LowCal within one (1) day after the filing thereof with the SEC, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR and (B) facsimile copies of all press releases issued by Seller, EOS or any of their respective subsidiaries on the same day as the release thereof, except to the extent any such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance.

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7.2           Listing. Seller shall use its commercially reasonable efforts to take all actions necessary to remain eligible for quotation of its securities on the OTC Bulletin Board and to cause the common stock of Seller to be quoted thereon, unless listed on another nationally recognized stock exchange, interdealer quotation system or market. Seller shall use its commercially reasonable efforts to promptly secure the listing of all of the Shares upon each national stock exchange, interdealer quotation system or market, if any, upon which shares of common stock are then listed and shall maintain, so long as any other shares of such stock shall be so listed, such listing of the Shares. Seller shall not take any action which would be reasonably expected to result in the suspension or termination of trading of its common stock on the principal market upon which it is traded. Seller shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.2.

7.3           Use of GEM proceeds. When it is first permitted to do so under the terms of the GEM Equity Line of Credit, Seller shall draw, or shall cause EOS to draw, and pay to LowCal, the full amount necessary to repay the Note and Loan Agreement and all amounts owing hereunder. Seller shall not use, and shall cause EOS not to use, the proceeds of any borrowings or advances under the GEM Equity Line of Credit for any purpose other than the repayment of the Note and Loan Agreement and any amounts due thereunder until the Note and Loan Agreement and such amounts have been paid in full.

8.           MISCELLANEOUS.

8.1           Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

8.2           Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

8.3           Successors and Assigns. Except as otherwise expressly provided in this Section 8.3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Buyers and the rights, remedies and entitlements of the Buyers under this Agreement may be assigned in full or in part at any time after the date of this Agreement together with some or all the Shares. No such assignment of this Agreement or rights hereunder shall be effective unless (i) the transferee shall be required, as a condition to such transfer, to agree in writing that he or it will receive and hold the Shares subject to the applicable provisions of this Agreement, and (ii) the Seller is given written notice at the time of the assignment, or within a reasonable time after such assignment, stating the name and address of said transferee and identifying the Shares that are being assigned.

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8.4           Entire Agreement; Amendment. This Agreement and the other documents referenced herein or delivered pursuant hereto, including, without limitation, the Guaranty, the Note and Loan Agreement, the Assignment, the Compliance/Oversight Agreement and the Lock-Up/Leak-Out Agreement of even date herewith, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by a written instrument signed by the Seller and the Buyers.

8.5           Notices. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) business days following upon deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand or by messenger, to the intended recipient as set forth below:

If to the Seller:	1999 Avenue of the Stars, Suite 2520
Los Angeles, California, 90025
Attention: Nikolas Konstant

If to the Buyers:	6119 Greenville Avenue, Suite 340
Dallas, Texas 75206-1910
Attention: Shlomo Lowy

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner provided in this Agreement.

8.6           Delays or Omissions; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default under this Agreement, shall impair any such right, power or remedy of such party or be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All of a party’s remedies, either under this Agreement, or by law or otherwise afforded to such party, shall be cumulative and not alternative.

8.7           Payment of Fees and Expenses. Each party shall bear its own expenses and legal fees (and expenses and disbursements of its legal counsel) incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; provided, however, that Seller shall reimburse, or cause EOS to reimburse, Buyers for their legal fees and expenses in connection with the transactions contemplated hereby up to an aggregate of $25,000.

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8.8          Construction of Certain Terms. The titles of the articles, sections, and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Wherever the words “including,” “include” or “includes” are used in this Agreement, they shall be deemed followed by the words “without limitation.” References to any gender shall be deemed to mean any gender. All references herein to the Seller’s knowledge or awareness shall mean the knowledge of the directors, officers and key employees of the Seller.

8.9          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be effective until the execution and delivery between each of the parties of at least one set of counterparts. The parties authorize each other to detach and combine original signature pages and consolidate them into a single identical original. Any of such completely executed counterparts shall be sufficient proof of this Agreement. Facsimile copies of signature pages shall be effective and enforceable as originals.

8.10        Legends. In addition to any legends required by the Securities Act or any applicable state securities laws, the Seller shall place the following legends on the front or back of each certificate evidencing ownership of the Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR EXEMPT FROM REGISTRATION UNDER SUCH ACT.”

8.11        Indemnification by the Seller. The Seller shall indemnify, defend and hold the Buyers and their directors, officers, employees, affiliates and agents (collectively, the “Indemnified Persons”) harmless from and against and in respect of any and all claims, demands, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties, court costs, costs and expenses incurred in enforcing such claims and reasonable attorneys’ fees that any Indemnified Person shall incur or suffer, which arise, result from, or relate to a breach or default by Seller of its representations, warranties or covenants hereunder or under the Guaranty or a breach or default by EOS of its representations, warranties or covenants under the Note and Loan Agreement, the Assignment or the Compliance/Oversight Agreement.

8.13        Remedies Cumulative; Waiver. No remedy referred to herein or in any exhibit hereto is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Buyers at law or in equity. No express or implied waiver by any party of any default shall be a waiver of any future or subsequent default. The failure or delay of any party in exercising any rights granted to them hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by any party shall not exhaust the same or constitute a waiver of any other right provided herein.

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8.14         Timely Performance. Time is of the essence as to the performance of the obligations required of the respective parties under this Agreement.

8.15         Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party’s legal representative drafted such provision.

8.16         Transfer Taxes and Costs. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement, if any, shall be paid by the Seller when due, and the Seller will, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, the Buyers will, and will cause its affiliates to, join in the execution of any such tax returns and other documentation.

8.17         Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Seller, the posting by such person of a bond in such reasonable amount as the Seller may direct as indemnity against any claim that may be made against it with respect to such Certificate.

8.18         Judicial Reference. Seller and Buyers acknowledge and agree that any controversy or claim arising out of or relating to this Agreement or any of the Note, the Guaranty, the Assignment, the Lock-up/Leak-Out Agreement between Seller and LowCal entered into concurrently herewith, the Compliance/Oversight Agreement between EOS and LowCal entered into concurrently herewith, or breach hereof or thereof, shall be resolved by a referee appointed by the Superior Court for the County of Los Angeles, California (“Superior Court”) in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure. In this regard, Seller and Buyers agree that in the event they are unable agree upon a resolution to any such controversy or claim, either party shall have the right to serve a written demand for judicial reference of such claim or controversy on the other party. The two parties shall then negotiate in good faith for a mutually acceptable referee. In the event that parties have not agreed upon a referee within ten (10) business days after written demand for such reference has been made, each party shall submit to the Superior Court the names of up to three nominees for appointment as referee, in accordance with the provisions of Section 640 of the California Code of Civil Procedure. The referee, once agreed upon by the parties or appointed by the Superior Court, shall have full and complete authority to hear and determine any and all of the issues in an action or proceeding, whether of fact or of law, and to report a statement of decision. In connection with such reference procedure, the parties shall have all rights and powers afforded to a civil litigant in the Superior Court, including the ability to conduct full discovery and obtain responses under oath. The referee shall be governed by the rules of civil procedure for actions filed in California superior courts as set forth in the California Code of Civil Procedure, except to the extent the parties stipulate the referee may deviate therefrom. The parties shall evenly divide the cost of the referee’s fees. The referee shall have the power, as part of any award, to include these fees as an element of recovery. The decision of the referee upon the whole issue shall stand as the decision of the Superior Court, and upon the filing of the statement of decision with the clerk of the Superior Court, judgment may be entered thereon in the same manner as if the action had been tried by the Superior Court. Notwithstanding the rights to appeal set forth in Section 645 of the California Code of Civil Procedure, the parties agree that the referee’s award shall be considered final, and not subject to appeal or collateral attack.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

THE BUYERS

LOWCAL INDUSTRIES, LLC
a Wyoming limited liability company

By:
Name: Shlomo Lowy
Its: Managing Member

LOWCO [EOS/PETRO], LLC
a Wyoming limited liability company

By:
Name: Shlomo Lowy
Its: Managing Member

THE SELLER

CELLTECK, INC.
a Nevada corporation

By:
Name: Nikolas Konstant
Its: President

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Exhibit A

THE ISSUANCE AND SALE OF THE SECURITIES EVIDENCED BY THIS LOAN AGREEMENT AND PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $2,500,000	Originally Issued: February 8, 2013
Note Purchase Price: $2,480,000.00	Amended and Restated On: April 23, 2013

AMENDED AND RESTATED

LOAN AGREEMENT AND SECURED PROMISSORY NOTE

This AMENDED AND RESTATED LOAN AGREEMENT AND SECURED PROMISSORY NOTE (this “Note”) is made between EOS Petro, Inc., a Delaware corporation (“Borrower”) whose office is located 1999 Avenue of the Stars, Suite 2520, Los Angeles, CA 90067 (fax +1.310-552.1556) and LowCal Industries, LLC, a Wyoming limited liability company (“Holder”), whose office is located at 6119 Greenville Avenue, Suite 340, Dallas, Texas 75206-1910 [email Shlomo@SailPMG.com].

Borrower is a wholly-owned subsidiary of Cellteck, Inc., a Nevada corporation (“Cellteck”). After the execution and delivery of this Note, Borrower and Cellteck intend for Cellteck to hold a special meeting of its shareholders to implement various transactions, pursuant to which, among other things, Cellteck’s name will be changed to “EOS Petro, Inc.,” Borrower’s name will be changed to Eos Global Petro, Inc., and Cellteck will implement a reverse stock split of its shares of common stock which will trigger the automatic conversion of all outstanding shares of Series B Convertible Preferred Stock into shares of common stock (the “Reverse Split”). All references in this Note to Cellteck shall be deemed to also be references to the same entity after its name is changed, and references to Borrower shall mean the entity that is EOS Petro, Inc. as of this date and the same entity after its name is changed.

This Note was originally issued on February 8, 2013 (the “Original Note”). On April 23, 2013, Borrower and Holder agreed to amend and restate the Original Note in its entirety (as set forth in this Note) in the First Amendment to the LowCal Agreements dated April 23, 2013 by and among Borrower, Cellteck, Holder and Sail Property Management Group LLC (the “First Amendment”). In the First Amendment, Cellteck acknowledges and agrees to fulfill its obligations under Sections 2.5and 2.6 of this Note.

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Borrower and Holder agree as follows:

ARTICLE I

THE LOAN

1.1           The Loan and Funding. Borrower has requested Holder to make a loan to Borrower by purchasing, for Two Million Four Hundred Ninety Thousand and 00/100 Dollars ($2,480,000), this Note in the principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the “Loan”). Holder has agreed to purchase this Note from Borrower on the terms and conditions set forth in this Note and the related documents referenced herein. Borrower hereby acknowledges that $510,000 of the Loan was received on February 8, 2013l, and $740,000 of the Loan was received on February 15, 2013. The remaining One Million Two Hundred and Fifty Thousand and 00/100 Dollars ($1,250,000) of the Loan shall be funded in tranches as follows, subject in each case to the satisfaction or waiver of conditions precedent to funding:

(a) on or before April 17, 2013, Holder shall pay to Borrower $500,000;

(b) on or before April 22, 2013, Holder shall pay to Borrower $250,000;

(c) on or before April 29, 2013, Holder shall pay to Borrower $500,000 (the “Closing Date”).

1.2           Security for Loan. Repayment of the Loan shall be secured by (i) granting to Holder a lien on, assignment of and security interest in and to certain oil and gas property rights that are held by Borrower (the “Collateral”) pursuant to a Mortgage, Assignment of Production, Security Agreement and Financing Statement (the “Assignment”) dated February 8, 2013 and as amended on April 23, 2013, (ii) the Guaranty (the “Guaranty”) of Cellteck dated February 8, 2013, and (iii) a first priority position or call right for an amount equal to the then-outstanding principal balance of and accrued interest on this Note on the first draw down by either Borrower or Cellteck of the $20,000,000 Equity Line of Credit (the “GEM Equity Line of Credit”) with Global Emerging Markets (“GEM”) (the “GEM Priority Call Rights”).

1.3           First Sale of Cellteck Stock. Cellteck agreed in the Original Note to sell to Holder for an aggregate of Ten Thousand and 00/100 Dollars ($10,000.00) and Holder has agreed to purchase from Cellteck for an aggregate of Ten Thousand and 00/100 Dollars ($10,000.00), Five Hundred Thousand (500,000) restricted shares of Series B Convertible Preferred Stock of Cellteck, which was sold and purchased on February 8, 2013 pursuant to a Series B Convertible Preferred Stock Purchase Agreement between Holder and Cellteck (the “First Stock Purchase Agreement”).

1.4           Second Sale of Cellteck Stock. Cellteck has agreed in this Note to sell LoCo [EOS/Petro], LLC, a Wyoming limited liability company, for an aggregate of Ten Thousand and 00/100 Dollars ($10,000.00) to be paid by Holder, Four Hundred and Fifty Thousand (450,000) restricted shares of Series B Convertible Preferred Stock of Cellteck, to be sold and purchased on April 23, 2013 pursuant to a Series B Convertible Preferred Stock Purchase Agreement between Holder and Cellteck (the “Second Stock Purchase Agreement”).

1.4           Repayment. Borrower hereby promises to pay to the Holder the total sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) plus accrued interest thereon as set forth in Section 2.2 of this Note, at or before December 31, 2013 to retire the Loan and this Note (the Loan, together with the interest accrued thereon, is referred to herein as the “Obligation”). As used herein, the term “Holder” shall mean the initial holder named above and any subsequent holder of this Note, whichever is applicable from time to time.

1.5           Use of Proceeds. The proceeds of the purchase price of this Note shall be used as follows: (i) a majority of such proceeds shall be used to develop the oil and gas properties subject to the Assignment, (ii) the secondary use of such proceeds is to pay any unpaid costs associated with Cellteck’s planned reverse-stock split transaction, and (iii) any remaining amount shall be used as general working capital by Borrower and Cellteck and their subsidiaries.

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ARTICLE II

GENERAL PROVISIONS

2.1           Maturity Date. The maturity date of the Loan and this Note is December 31, 2013, or the earlier date to which payment of the Loan has been accelerated pursuant to the provisions hereof (the “Maturity Date”).

2.2           Interest Rate. Interest shall accrue on the each installment of the Loan from the date each such installment is provided to Borrower as set forth in Section 1.1 above at an annual rate of ten percent (10%) (“Contract Rate”) and be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

2.3           Default Rate. From and after the Maturity Date, or an earlier date on which all sums owing under this Note become due by acceleration or otherwise, all sums owing under this Note (both principal and interest) will bear interest until paid in full at a rate equal to five percent (5%) per annum in excess of the Contract Rate ("Default Rate").

2.4           Prepayment; Application of Payments. This Note may be prepaid by the Borrower in whole, at any time before the Maturity Date without premium or penalty. All prepayments and payments on this Note shall be applied first to outstanding interest and then to the outstanding principal balance of this Note.

2.5           Notice of Payment and Holder’s Option to Convert Interest. Borrower shall provide Holder with 10 days’ written notice prior to any repayment of the Obligation. Upon receipt of such written notice from Borrower, Holder has the right to convert all accrued but unpaid interest into either: (i) 50,000 restricted shares of Series B Convertible Preferred Stock of Cellteck, if the Reverse Split has not been effectuated; or (ii) 50,000 restricted shares of common stock of Cellteck, if the Reverse Split has been effectuated. Such shares would be issued to LowCo [EOS/Petro], LLC, a Wyoming limited liability company, instead of Holder, at Holder’s request. If Holder elects to exercise this right, it shall provide to Borrower a completed Notice of Conversion, a form of which is attached hereto as Exhibit A. Borrower shall issue and deliver such shares within 10 days after the date of delivery of a completed Notice of Conversion.

2.6           Standalone Option of Holder to Convert Principal. The principal amount of the Note may converted (interest may only be converted pursuant to Section 2.5 of this Note) at the election of Holder into either: (i) restricted shares of Series B Convertible Preferred Stock of Cellteck, if the Reverse Split has not been effectuated; or (ii) restricted shares of common stock of Cellteck, if the Reverse Split has been effectuated, at a conversion price of $5.00 per share. Upon delivery to the Borrower of a completed Notice of Conversion, Borrower shall issue and deliver within 10 days after the date of such delivery to Holder, or, at Holder’s request, to LowCo [EOS/Petro], LLC, a Wyoming limited liability company, the number of shares of stock for the portion of the Note converted in accordance with the foregoing. The number of shares to be issued upon each conversion pursuant to this section shall be determined by dividing that portion of the principal of the Note to be converted by the conversion price.

2.7           Security. The Obligation shall be secured by the Assignment, the Guaranty and the GEM Priority Call Rights.

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2.8           Perfection. Within seven business days of the Closing Date, Borrower shall use commercially reasonably efforts to cause the Assignment to be recorded in the real estate records in the location where the underlying real property is located. Borrower shall also (i) file and record such collateral assignments, financing statements and other documents in such offices as shall be necessary or appropriate to perfect and establish the priority of the liens granted by the Assignment and (ii) take all such other actions as Holder shall determine to be necessary or appropriate to perfect and establish the priority of the liens granted by the Assignment. Holder shall cooperate (at Borrower’s expense) with Borrower in all such actions and activities, including by signing and delivering any documents reasonably requested by Borrower to perfect and establish the priority of the liens granted by the Assignment.

2.9           Attorney in Fact.

(a)           Borrower hereby appoints Holder the attorney in fact of Borrower for the purpose of carrying out the provisions of this Note and the Assignment and taking any action and executing any instruments which Holder may deem necessary or advisable to accomplish the purposes of this Note and the Assignment, to preserve the validity, perfection and priority of the liens granted by the Assignment and, following any default, to exercise its rights, remedies, powers and privileges under this Note and the Assignment. This appointment as attorney in fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Holder shall be entitled under this Note and the Assignment upon the occurrence and continuation of any Event of Default (i) to make, sign, file and record any security instruments, (ii) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (iii) to receive, endorse and collect any instruments or other drafts, instruments, documents and chattel paper in connection with clause (ii) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iv) to file any claims or take any action or proceeding that Holder may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (v) to execute, in connection with any sale or disposition of the Collateral, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

(b)           Without limiting the rights and powers of Holder under Section 2.9(a), Borrower hereby appoints Holder as its attorney in fact, effective as of the date first set forth above and terminating upon the satisfaction in full of the Obligation, for the purpose of (i) preparing, executing on behalf of Borrower, filing, and recording collateral assignment and financing statement documents with appropriate state and county agencies to perfect and enforce the liens granted by the Assignment, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, Borrower as Holder may deem necessary or advisable to accomplish the purposes of this Note and the Assignment (including the purpose of creating in favor of Holder a perfected lien on the property and exercising the rights and remedies of Holder hereunder). This appointment as attorney in fact is irrevocable and coupled with an interest.

ARTICLE III

CONDITIONS TO FUNDING

The obligation of Holder to fund the remaining tranches of this Note shall be subject to the satisfaction or waiver by Holder of all of the following conditions:

3.1           Authorization. The execution, delivery and performance of this Note and the Assignment shall have been duly authorized by all necessary corporate action on the part of Borrower. The execution, delivery and performance of the Second Stock Purchase Agreement shall have been duly authorized by all necessary corporate action on the part of Cellteck.

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3.2           Execution and Delivery of Agreements. Borrower shall have executed and delivered to Holder, this Note and the Assignment, and Cellteck shall have executed and delivered to Holder the Second Stock Purchase Agreement. Such agreements shall be in full force and effect.

3.3           Absence of Defaults. No breach or default under any representation, warranty or covenant, and no event that with the giving of notice or the passage of time would constitute a breach or default under any representation, warranty or covenant, by Borrower or Cellteck shall have occurred under or with respect to any of this Note, the Assignment, the Compliance/Oversight Agreement, the Guaranty, the First Stock Purchase Agreement or the Second Stock Purchase Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BORROWER

Except as disclosed in the Cellteck’s documents filed with the Securities and Exchange Commission (the “SEC”), the Borrower represents and warrants to Holder as of the date hereof:

4.1           Organization and Standing; Charter and Bylaws. Borrower is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Borrower is qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operation or prospects of the Borrower (“Material Adverse Effect”). The Borrower has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

4.2           Corporate Power. The Borrower has all requisite legal and corporate power and authority to enter into this Note, the Assignment and the Compliance/Oversight Agreement, to sell this Note and to carry out and perform its other obligations under the terms of this Note, the Assignment and the Compliance/Oversight Agreement.

4.3           Capitalization; Subsidiaries. All of capital stock of the Borrower is owned by Cellteck. There are no warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of Borrower, or notes, securities or other instruments convertible into or exchangeable for capital stock of Borrower, nor any agreements or understandings with respect to the issuance thereof. Borrower has two subsidiaries: EOS Atlantic Oil & Gas Ltd., a Ghanaian limited liability company, and Plethora Energy, Inc., a Delaware corporation. Borrower owns all of the capital stock of Plethora Energy, Inc. and 90% of the capital stock of EOS Atlantic Oil & Gas Ltd. The other 10% of EOS Atlantic Oil & Gas Ltd. is owned by Baychester Petroleum Ltd., one of Borrower’s Ghanaian-based consultants.

4.4           Authorization. All corporate action on the part of the Borrower and Cellteck, and their respective directors, officers and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Borrower under this Note, the Assignment and the Compliance/Oversight Agreement and all other documents contemplated hereby and thereby and for the authorization, issuance and delivery by the Borrower of this Note has been taken. This Note, the Assignment and the Compliance/Oversight Agreement have been duly executed and delivered by the Borrower and constitute the valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

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4.5           Compliance with Other Instruments. The Borrower is not in violation of any term of its Articles of Incorporation or Bylaws, of any provision of any mortgage, indenture, contract, agreement or instrument to which it is a party or by which it or its assets are bound, or any judgment, decree or order binding upon the Borrower. The execution, delivery and performance of and compliance with this Agreement, and the delivery of this Note, the Assignment and the Compliance/Oversight Agreement will not result in any such violation or be in conflict with or constitute a default under any of the terms or provisions of any document described in the first sentence of this section, or result in the creation of any mortgages, pledges, liens, leases, encumbrances or charges (“Encumbrance”) upon any of the properties or assets of the Borrower pursuant to any such term or provision. There is no such provision that materially and adversely affects the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Borrower.

4.6           No Adverse Litigation. The Borrower is not a party to any pending litigation which seeks to enjoin or restrict the Borrower’s ability to sell or transfer this Note, or enter into this Note, the Assignment and the Compliance/Oversight Agreement, nor is any such litigation threatened against the Borrower. Furthermore, there is no litigation pending or threatened against the Borrower which, if decided adversely to the Borrower, could adversely affect the Borrower’s ability to consummate the transactions contemplated herein or repay the Obligation.

4.7           Consents. No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any person is required to be made or obtained by the Borrower in connection with the execution and delivery or the consummation of this Note, the Assignment and the Compliance/Oversight Agreement and the transactions contemplated hereby or thereby.

4.8           Title to Property and Assets.

(a)           Except as set forth in title documentation delivered to Lender, Borrower owns the properties and assets covered by the Assignment free and clear of all Encumbrances. There is no pending nor, to the knowledge of Borrower, threatened condemnation, eminent domain or similar proceeding with respect to any of the properties covered by the Assignment.

(b)          The assets of Borrower are sufficient to carry on the business of Borrower as currently conducted.

4.9           Compliance with Applicable Laws. Borrower has complied and is in compliance in all material respects with all material laws, statutes, rules, regulations, ordinances and orders of all governmental entities, agencies or other bodies (“Laws”) applicable to Borrower and its assets, properties and businesses the violation of which or non-compliance with which could have a Material Adverse Effect. Borrower has not received any notice of any asserted material violation of, and it has no basis to believe it is not in compliance in all material respects with, any such Laws. No investigation or review by any governmental entity with respect to Borrower or any of its businesses, assets or properties is pending or, to the knowledge of Borrower, has been threatened, nor has any governmental entity indicated an intention to conduct any such investigation or review. Borrower has filed with all proper authorities all material statements and reports required by any Law to which Borrower is subject, and Borrower possesses all material licenses, franchises, permits and governmental authorizations necessary in the conduct of its businesses in the manner in which and in the jurisdictions where Borrower presently conducts such businesses. There are no unresolved reports, warning letters or other documents received from or issued by any governmental entity that indicate or suggest a material lack of compliance with applicable regulatory requirements by Borrower. As used herein, the term “Borrower’s knowledge”, “knowledge of Borrower” or similar terms shall mean the actual knowledge, or matters that could have been known after due inquiry (including, without limitation, inquiry of other persons within its organization having knowledge of the subject matter and any professionals retained with respect to any such matter), of any officer or director of Borrower.

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4.10         Material Contracts. Borrower has performed all obligations required to be performed by it to date under each material contract to which it is a party or under which it derives substantial benefits (“Contracts”) and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. To the knowledge of Borrower, each of the parties to the Contracts other than Borrower has performed all obligations required to be performed by such party to date under the Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Each Contract is a legal, valid and binding obligation of the parties thereto and is in full force and effect.

4.11         Environmental Matters. Neither Borrower nor any predecessor of any of Borrower is in material violation of any Environmental Law. For purposes of this Agreement, “Environmental Laws” means any United States federal, state or local laws, regulations and enforceable governmental orders relating to pollution or protection of the environment, human health and safety, or natural resources, including, without limitation the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.

4.12         Disclosure. No representation or warranty contained in this Note, the Assignment, the Guaranty, the First Stock Purchase Agreement, the Second Stock Purchase Agreement or information furnished by Borrower to Lender pursuant hereto or in connection with the transaction contemplated by this Note, the Assignment, the Guaranty, the First Stock Purchase Agreement or the Second Stock Purchase Agreement contains any untrue statement of material fact or omits to state a material fact about or concerning it or its subsidiaries or their respective businesses and assets.

4.13         Representations and Warranties of Cellteck. Each representation and warranty of Cellteck made in the First Stock Purchase Agreement, Second Stock Purchase Agreement and the Guaranty is true and correct all respects.

ARTICLE V

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

5.1           Failure to Pay Principal or Interest. The Borrower fails to pay any principal or interest due under this Note when due, including any applicable grace period.

5.2           Breach of Covenant. (i) The Borrower breaches any material covenant or other term or condition of this Note, the Assignment or the Compliance/Oversight Agreement, in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to the Borrower from the Holder, or (ii) Cellteck breaches any material covenant or other term or condition of the Guaranty, the First Stock Purchase Agreement or the Second Stock Purchase Agreement, in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to Cellteck from the Holder.

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5.3           Breach of Representations and Warranties. (i) Any material representation or warranty of the Borrower made herein, in the Assignment, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect as of the date made, or (ii) any material representation or warranty of Cellteck made in the Guaranty, the First Stock Purchase Agreement, Second Stock Purchase Agreement or in any agreement, statement or certificate given in writing pursuant thereto or in connection herewith shall be false or misleading in any material respect as of the date made.

5.4           Liquidation. Any dissolution, liquidation or winding up of Borrower or Cellteck or any substantial portion of their respective businesses.

5.5           Cessation of Operations. Any cessation of operations by Borrower or Cellteck or Borrower or Cellteck admits it is otherwise generally unable to pay its debts as such debts become due.

5.6           Maintenance of Assets. The failure by Borrower to maintain any material oil and gas properties, leases, interests or rights, including, without limitation, any such properties, leases, interests or rights covered by the Assignment, or any personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

5.7           Receiver or Trustee. The Borrower or any material subsidiary of Borrower or Cellteck shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

5.8           Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of Borrower or Cellteck.

5.9           Delisting. Delisting of the Cellteck’s common stock from any principal market on which it is listed or quoted, failure to comply with the requirements for continued listing on a principal market for a period of five (5) consecutive trading days, or notification from a principal market that Cellteck is not in compliance with the conditions for such continued listing on such principal market.

5.10         Non-Payment. A default by the Borrower or Cellteck under any one or more obligations in an aggregate monetary amount in excess of $200,000 for more than twenty (20) days after the due date, unless the Borrower or Cellteck is contesting the validity of such obligation in good faith.

5.11         Failure to Deliver Stock. Cellteck’s failure to timely deliver to the Holder certificates representing the stock purchased in the First Stock Purchase Agreement or the Second Stock Purchase Agreement within 10 business days after the effectuation of the Reverse Split.

5.12         Financial Statement Restatement. The restatement of any financial statements filed by Cellteck with the SEC for any date or period from two years prior to the date hereof and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.

5.13         Executive Officers Breach of Duties. Any of Borrower’s named executive officers or directors is convicted of a criminal violation of securities laws, or a settlement in excess of $250,000 is reached by any such officer or director relating to a violation of securities laws, breach of fiduciary duties or self-dealing.

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ARTICLE VI

CERTAIN COVENANTS

6.1           Corporate Existence. From the funding of the initial tranche of the purchase price of this Note and for so long as this Note is outstanding, the Borrower shall, and shall cause each of its material subsidiaries to (i) conduct its operations in the ordinary course of business consistent with past practice, (ii) maintain its corporate existence and (iii) maintain and protect its oil and gas properties, leases, interests or rights, including, without limitation, any such properties, leases, interests or rights covered by the Assignment and all other material assets used and useful in the business of the Borrower and its material subsidiaries.

6.2           Filing Status. For so long as the Note is outstanding, Borrower shall use its commercially reasonable efforts to cause Cellteck to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, other than Cellteck’s 10-K for the year ended December 31, 2012, and Borrower shall cause Cellteck not to terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

6.3           SEC Filings. For so long as the Note is outstanding, (i) Borrower shall use its commercially reasonable efforts to cause Cellteck to timely file with the SEC, within the time periods specified in the SEC’s rules and regulations, all quarterly and annual financial information required to be filed with the SEC on Forms 10-Q and 10-K, other than Cellteck’s 10-K for the year ended December 31, 2012, all current reports required to be filed with the SEC on Form 8-K and any other information required to be filed with the SEC; (ii) Borrower shall cause Cellteck not to terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination and (iii) Borrower shall cause Cellteck to deliver (A) copies of all such filings with the SEC to the Holder within one (1) day after the filing thereof with the SEC, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR and (B) facsimile copies of all press releases issued by Cellteck, Borrower or any of its subsidiaries on the same day as the release thereof, except to the extent any such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance.

6.4           Listing. Borrower shall case Cellteck to use its commercially reasonable efforts to take all actions necessary to remain eligible for quotation of its securities on the OTC Bulletin Board and to cause the common stock of Cellteck to be quoted thereon, unless listed on another nationally recognized stock exchange, interdealer quotation system or market. Borrower shall use its commercially reasonable efforts to promptly secure the listing of all of the Stock upon each national stock exchange, interdealer quotation system or market, if any, upon which shares of common stock are then listed and shall maintain, so long as any other shares of such stock shall be so listed, such listing of all shares of the Stock. Borrower cause Cellteck not to take any action which would be reasonably expected to result in the suspension or termination of trading of its common stock on the OTC Bulletin Board or other such nationally recognized stock exchange, interdealer quotation system or market. Borrower shall pay or cause Cellteck to pay all fees and expenses in connection with satisfying its obligations under this Section 6.4.

6.5           Use of GEM proceeds. When it is first permitted to do so under the terms of the GEM Equity Line of Credit, Borrower shall draw, or shall cause Cellteck to draw, and pay to Holder, the full amount necessary to repay this Note and all amounts owing hereunder. Borrower shall not use, and shall cause Cellteck not to use, the proceeds of any borrowings or advances under the GEM Equity Line of Credit for any purpose other than the repayment of this Note and any amounts due hereunder until this Note and such amounts have been paid in full.

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ARTICLE VII

MISCELLANEOUS

7.1           Failure or Indulgence Not Waiver; Borrower Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. Moreover, Borrower waives presentment for payment, protest and notice of protest and nonpayment of this Note.

7.2           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to the address and facsimile number set forth on the front page of this Note, Attn: CEO, and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note.

7.3           Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

7.4           Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note.

7.5           Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

7.6           Governing Law. This Note is payable at the offices of Holder in California and shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of California or in the federal courts located in California, County of Los Angeles. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.

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7.7           Maximum Payments. Notwithstanding any provision to the contrary contained in this Note, the Assignment or any instrument or agreement executed by Borrower evidencing, having reference to or securing this Note, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Note which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable California or federal laws, whichever permit the higher rate. In this connection, Borrower and Holder stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Borrower shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Holder shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Holder for the use, forbearance or detention of money shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the applicable indebtedness so that the interest rate thereon does not exceed the maximum nonusurious interest rate permitted by applicable California or federal laws, whichever permit the higher rate. In the event such interest (whether designated as interest, service charges, points, or otherwise) does exceed the maximum legal rate, it shall be (a) canceled automatically to the extent that such interest exceeds the maximum legal rate; (b) if already paid, at the option of Holder, either be rebated to Borrower or credited on the principal amount of the Note; or if the Note has been prepaid in full, then such excess shall be rebated to Borrower. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between Borrower and Holder.

7.8           Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

7.9           Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note.

7.10         Expenses. Borrower and Holder shall each pay their respective legal and other fees and expenses associated with all aspects of the transaction contemplated by this Note; provided, however, that Borrower shall reimburse, or cause Cellteck to reimburse, Holder for its legal fees and expenses in connection with the transactions contemplated hereby up to $25,000. Such reimbursement shall be payable upon maturity of this Note.

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7.11         Judicial Reference. Borrower, and, by its acceptance of this Note, Holder, acknowledge and agree that any controversy or claim arising out of or relating to this Note or any of the Guaranty, the Assignment, the First Stock Purchase Agreement, the Second Stock Purchase Agreement, the Lock-up/Leak-Out Agreement between Holder and Cellteck entered into concurrently herewith, the Compliance/Oversight Agreement between Holder and Borrower entered into concurrently herewith, or breach hereof or thereof, shall be resolved by a referee appointed by the Superior Court for the County of Los Angeles, California (“Superior Court”) in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure. In this regard, Borrower and Holder agree that in the event they are unable agree upon a resolution to any such controversy or claim, either party shall have the right to serve a written demand for judicial reference of such claim or controversy on the other party. The two parties shall then negotiate in good faith for a mutually acceptable referee. In the event that parties have not agreed upon a referee within ten (10) business days after written demand for such reference has been made, each party shall submit to the Superior Court the names of up to three nominees for appointment as referee, in accordance with the provisions of Section 640 of the California Code of Civil Procedure. The referee, once agreed upon by the parties or appointed by the Superior Court, shall have full and complete authority to hear and determine any and all of the issues in an action or proceeding, whether of fact or of law, and to report a statement of decision. In connection with such reference procedure, the parties shall have all rights and powers afforded to a civil litigant in the Superior Court, including the ability to conduct full discovery and obtain responses under oath. The referee shall be governed by the rules of civil procedure for actions filed in California superior courts as set forth in the California Code of Civil Procedure, except to the extent the parties stipulate the referee may deviate therefrom. The parties shall evenly divide the cost of the referee’s fees. The referee shall have the power, as part of any award, to include these fees as an element of recovery. The decision of the referee upon the whole issue shall stand as the decision of the Superior Court, and upon the filing of the statement of decision with the clerk of the Superior Court, judgment may be entered thereon in the same manner as if the action had been tried by the Superior Court. Notwithstanding the rights to appeal set forth in Section 645 of the California Code of Civil Procedure, the parties agree that the referee’s award shall be considered final, and not subject to appeal or collateral attack.

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IN WITNESS WHEREOF, the parties have caused this Loan Agreement and Secured Promissory Note to be signed in their respective name by a duly authorized officer as of the 23rd day of April, 2013.

“Borrower”
EOS Petro, Inc.

By:
Name: Nikolas Konstant
Title: CEO and CFO

“Holder”
LowCal Industries, LLC

By:
Name: Shlomo Lowy
Title: Managing Member

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EXHIBIT A (to Amended Loan)

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

CHECK ONE

☐

The undersigned hereby elects to convert $_________ of the accrued but unpaid interest due on the Note issued by Eos Petro, Inc. on ________________, 20___ into 50,000 shares of __________ Stock of Cellteck, Inc. according to the conditions set forth in Section 2.5 of such Note, as of the date written below.

☐

The undersigned hereby elects to convert $_________ of the principal due on the Note issued by Eos Petro, Inc. on ________________, 20___ into shares of __________ Stock of Cellteck, Inc. according to the conditions set forth in Section 2.6 such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Name on Certificate for Shares:

Address for Delivery of Share Certificate:

Signature:

Print Name:

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Exhibit B

CERTIFICATE OF DESIGNATIONS,

POWERS, PREFERENCES AND RIGHTS OF

THE SERIES B VOTING CONVERTIBLE
PREFERRED STOCK

OF

CELLTECK INC.

Pursuant to Nevada Revised Statutes § 78.1955

Cellteck Inc. (the “Company”), organized and existing under the laws of the State of Nevada, does, by its Secretary and under its corporate seal, hereby certify that pursuant to the authority contained in Article 11 of its Articles of Incorporation, as amended, and in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes, its Board of Directors has adopted the following resolution creating the following class and series of the Company’s Preferred Stock and determining the voting powers, designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of such classes and series:

RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, as amended, (the “Articles of Incorporation”), there is hereby created the following series of Preferred Stock:

•      44,000,000 shares shall be designated Series B Voting Convertible Preferred Stock, par value $.0001 per share (the “Series B Preferred Stock”).

The designations, powers, preferences, and rights and the qualifications, limitations and restrictions of the Series B Preferred Stock in addition to those set forth in the Articles of Incorporation shall be as follows:

Section 1.              Designation and Amount. 44,000,000 shares of the unissued preferred stock of the Company shall be designated as Series B Voting Convertible Preferred Stock, par value $.0001 per share.

Section 2.              Definitions.

(a)           “Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

(b)           “Capitalization Amendment” means an amendment to the Company’s Articles of Incorporation for the authorization of a sufficient number of shares of Common Stock to convert all issued and outstanding shares of Series B Preferred Stock into Common Stock pursuant to Board of Director approval and the Stockholder Approval.

(c)           “Common Stock” means common stock of the Company.

(d)           “Stockholder Approval” means the approval by the stockholders of the Company of an amendment to the Company’s Articles of Incorporation sufficient to permit immediate conversion of all issued and outstanding shares of Series B Preferred Stock into Common Stock either (i) increasing the authorized number of shares of Common Stock pursuant to Section 78.390 of the Nevada Revised Statutes or (ii) effecting a reverse stock split of the outstanding shares of Common Stock pursuant to Section 78.2055 of the Nevada Revised Statutes.

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Section 3.              Dividends.  (a)  So long as any shares of the Series B Preferred Stock remain outstanding, if the Company declares any dividend or distribution of cash, securities (including rights, warrants, options or evidences of indebtedness) or properties or assets other than shares of Common Stock to be paid from time to time out of any assets legally available for such payment (to the extent dividends or distributions consist of shares of Common Stock an adjustment will be made pursuant to Section 6(a) hereof), then the Company shall simultaneously declare a dividend or distribution on shares of Series B Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Series B Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (regardless of whether or not actual conversion at such time would be permissible under Section 4 hereof). No dividend or distribution shall be payable to holders of shares of Common Stock unless the full dividends or distributions contemplated by this Section are paid at the same time in respect of the Series B Preferred Stock.

(a)           Each dividend or distribution shall be payable to holders of the Series B Preferred Stock as they appear in the records of the Company at the close of business on the same record date as the record date for the payment of the corresponding dividend or distribution to the holders of shares of Common Stock.

(b)           Dividends on the Series B Preferred Stock are non-cumulative. If the Company does not declare a dividend on the Common Stock or the Series B Preferred Stock in respect of any period, the holders of the Series B Preferred Stock shall have no right to receive any dividend for such dividend period, and the Company shall have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series B Preferred Stock or the Common Stock or any other series of the Company’s preferred stock.

(c)           If the Conversion Date (as defined below) with respect to any of the shares of Series B Preferred Stock occurs prior to the record date for the payment of any dividend or distribution on the Common Stock, the holder of such shares of Series B Preferred Stock to be converted shall not have the right to receive any corresponding dividends or distributions on the Series B Preferred Stock (but for the avoidance of doubt the holder thereof shall receive that dividend or distribution payable to holders of Common Stock on the relevant payment date if such holder is the holder of record of shares of Common Stock on the record date for that dividend or distribution). If the Conversion Date with respect to the shares of Series B Preferred Stock occurs after the record date for any declared dividend or distribution and prior to the payment date for that dividend or distribution, the holder thereof shall receive that dividend or distribution on the relevant payment date if such holder of Common Stock was the holder of record of shares of Series B Preferred Stock on the record date for that dividend or distribution.

Section 4.              Conversion.

(a)           The Company shall at all times maintain an agent for the purpose of the conversion of shares of Series B Preferred Stock (the “Conversion Agent”), which may be an officer or agent of the Company.

(b)           If Stockholder Approval has been obtained, upon the filing the Capitalization Amendment with the State of Nevada and the effectiveness of the Capitalization Amendment under Nevada law (the date of such effectiveness, the “Conversion Date”), the Company shall promptly instruct the Conversion Agent to convert into Common Stock, without further action by any person, all then outstanding shares of Series B Preferred Stock.

(c)           Each share of Series B Preferred Stock to be converted in accordance with this Section shall automatically be converted into 800 shares of Common Stock, subject to adjustment from time to time as described herein (the “Conversion Rate”).

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Section 5.              Conversion Procedures.

(a)           In the event of an automatic conversion of the Series B Preferred Stock pursuant to Section 4, effective at the close of business on the Conversion Date the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates formerly evidencing such shares of Series B Preferred Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid; provided, however, that notwithstanding the foregoing, upon such delivery of certificates formerly representing the Series B Preferred Stock or of agreement and indemnification in the case of a lost certificate, the Company may determine that the shares of Common Stock issued upon the conversion of the Series B Preferred Stock shall be uncertificated, in which case the Company or its transfer agent will make the appropriate entries into the records of the Company and the Company shall not be obligated to issue a stock certificate for such shares of Common Stock.

(b)           Effective at the close of business on the Conversion Date, dividends shall no longer be declared on any such converted share of Series B Preferred Stock and such share of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of the holder of Series B Preferred Stock to receive any declared and unpaid dividends on such share to the extent provided herein and any other payments to which such holder is otherwise entitled hereunder.

(c)           No allowance or adjustment, except as expressly provided herein, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Conversion Date with respect to any share of Series B Preferred Stock. Prior to the close of business on the Conversion Date with respect to any share of Series B Preferred Stock, shares of Common Stock issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the holder of such share of Series B Preferred Stock shall have no rights with respect to the Common Stock issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series B Preferred Stock.

(d)           The person or persons entitled to receive the Common Stock upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Conversion Date with respect thereto. In the event that a holder shall not by written notice designate the name in which shares of Common Stock, securities or other property to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Company.

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(e)           No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series B Preferred Stock.  All fractions shall be rounded up to the nearest share.  If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

(f)            The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Series B Preferred Stock pursuant to Section 4 and this Section; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Stock in a name other than that of the registered holder of Series B Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

Section 6.              Adjustments.

(a)           If the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock which consists in whole or in part of shares of its Common Stock, (ii) subdivide or reclassify its Common Stock into a greater number of shares or (iii) combine or reclassify its Common Stock into a lesser number of shares, then in each of clause (i), (ii) and (iii), the Conversion Rate shall be adjusted (regardless of whether or not actual conversion at such time would be permissible under Section 4 hereof) so that a holder of any shares of Series B Preferred Stock thereafter converted shall be entitled to receive the number and kind of other securities that such holder of Series B Preferred Stock would have owned or been entitled to receive after the happening of such dividend, subdivision, combination, or other reclassification had such shares of Series B Preferred Stock been converted immediately prior to the happening of such reclassification or any record date with respect thereto. An adjustment made pursuant to this Section shall become effective on the date of the dividend payment, subdivision, combination or issuance and shall be applied from the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

(b)           If the Company shall be a party to any transaction, including a merger, consolidation, sale of all or substantially all of the Company’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then, in connection with such Transaction, the Company shall make provision for the Series B Preferred Stock to be converted into the amount of shares of stock and other securities and the right to receive the property receivable (including cash) by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction (regardless of whether or not actual conversion into Common Stock at such time would be permissible under Section 4 hereof) and upon consummation of the Transaction the Series B Preferred Stock shall be automatically converted into such amount of stock and other securities and the right to receive property at the same time and in the same manner as the Common Stock is so converted (or as promptly as practicable thereafter). Any shares of stock and other securities and property shall be payable to the holder upon surrender of the shares of Series B Preferred Stock or as otherwise provided for as if such delivery were of Common Stock pursuant to Section 5(a). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section.

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(c)           Notwithstanding the foregoing, in any case in which this Section 5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

(d)           If the Company shall take any action affecting the shares of Common Stock, other than any action described in this Section 5, which in the reasonable opinion of the Board of Directors would adversely affect the conversion rights of the holders of Series B Preferred Stock, then the number of shares of Common Stock that a share of Series B Preferred Stock is convertible into immediately before such action shall be adjusted, to the extent permitted by applicable law or regulation, in such manner and at such time as the Board of Directors may determine in good faith to be equitable in the circumstances. Any such determinations shall be memorialized in writing and shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request.

(e)           Whenever the number of shares of Common Stock into which one share of Series B Preferred Stock is convertible is adjusted as herein provided, the chief financial officer of the Company or his or her designee(s) shall compute the required adjustment in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Conversion Agent and mailed to each holder of shares of Series B Preferred Stock at such holder’s last address as shown on the stock books of the Company.

(f)            The Company shall not, without the consent of a majority of the shares of the outstanding Series B Preferred Stock, voting separately as a class, make a publicly-announced tender offer for its Common Stock unless the Company provides to all holders of the Series B Preferred Stock the right to participate in the tender offer on the same terms and conditions as holders of Common Stock, provided that any Series B Preferred Stock tendered shall receive, upon surrender of the Series B Preferred Stock to the Company, the consideration payable with respect to the number of shares of Common Stock into which the Series B Preferred Stock so tendered would be convertible at the time immediately prior to the consummation of the tender offer (regardless of whether or not actual conversion at such time would be permissible under Section 4 hereof).

Section 7.              Reservation of Common Stock.

(a)           Upon the effectiveness of the Capitalization Amendment, the Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, solely for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series B Preferred Stock.

(b)           Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the holders of the Series B Preferred Stock).

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(c)           All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances and not subject to any preemptive rights (other than liens, charges, security interests and other encumbrances created by the holders the Series B Preferred Stock).

(d)           The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the NASDAQ Stock Market or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, all the Common Stock issuable upon conversion of the Series B Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 8.              Liquidation, Dissolution and Winding Up.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the outstanding shares of Series B Preferred Stock and Common Stock, pro rata, in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series B Preferred Stock then held by them (regardless of whether or not actual conversion at such time would be permissible under Section 4 hereof).

(b)           The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business shall not constitute its liquidation, dissolution or winding up.

Section 9.              Maturity.  The Series B Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designation.

Section 10.            No Redemption; No Sinking Fund.

(a)           The shares of Series B Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series B Preferred Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series B Preferred Stock by mutual agreement with any holder or holders thereof.

(b)           The shares of Series B Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Section 11.            Voting Rights.

(a)           In addition to the special voting provisions of Section 11(b), on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class and each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

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(b)           So long as any shares of Series B Preferred Stock are outstanding, the Company shall not without the consent or vote of the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation or otherwise) any provision of the Articles of Incorporation or this Certificate of Designation, if such amendment would increase the authorized shares of the Series B Preferred Stock or alter or change the powers, preferences or special rights of the shares of the Series B Preferred Stock so as to affect the Series B Preferred Stock adversely.

Section 12.            Exclusion of Other Rights. Except as may otherwise be required by law or specifically set forth in this Certificate of Designation and the Articles of Incorporation, as they may be amended from time to time, the Series B Preferred Stock shall not have any other powers, preferences and relative, participating, optional or other special rights.

Section 13.            Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation that can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

Section 14.            Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock that have been duly converted into Common Stock or otherwise reacquired in any manner, including shares purchased by the Company or exchanged or converted, shall not be reissued as Series B Preferred Stock and shall upon compliance with any applicable provisions of the laws of the State of Delaware have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock.

Section 15.            Mutilated or Missing Series B Preferred Stock Certificates. If any certificate representing any shares of the Series B Preferred Stock shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for such certificate, a new certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock of the same class, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

Section 16.            Fractional Shares. The Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in dividends and distributions and to have the benefit of all other rights of holders of the Series B Preferred Stock, including the conversion provisions provided in Section 4.

Signature on following page.

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IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed on its behalf by its Secretary this 25th day of September, 2012.

CELLTECK INC.

/s/ Gus Rahim
By: Gus Rahim
Its: President

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Exhibit C

Certificate of Amendment to Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation: Cellteck, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended: Series B Voting Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is: Pursuant to authority expressly granted to the Board of Directors of Cellteck, Inc. (the “Company”) by the provision of the Company’s Articles of Incorporation, as amended, the Board of Directors adopted the Certificate of Designations, Powers, Preferences and Rights of the Series B Voting Convertible Preferred Stock on October 2, 2012 (the “Series B Certificate”). The Board of Directors of the Company and a majority of the outstanding shares of Series B Voting Convertible Preferred Stock now wish to amend the terms of Series B Certificate as follows: Number 4 continues on the attached sheet

5. Effective date of filing: (optional)

6. Signature: (required)

/s/ Nikolas Konstant

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Exhibit C Cont’d

Continuation Sheet for Number 4

Section 1.          Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Series B Certificate.

Section 2.          Amendment to the Second Paragraph of the Series B Certificate. The resolution set forth in the second paragraph of the Series B Certificate is hereby amended and restated in its entirety as follows:

“RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, (the “Articles of Incorporation”), there is hereby created the following series of Preferred Stock:

•	47,000,000 shares shall be designated Series B Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”).”

Section 3.          Amendment to Section 1 of the Series B Certificate. Section 1 of the Series B Certificate is hereby amended and restated in its entirety as follows:

“Section 1.          Designation and Amount. 47,000,000 shares of unissued preferred stock of the Company shall be designated as Series B Voting Convertible Preferred Stock, par value $0.0001 per share.”

Section 4.          Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Series B Certificate is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Series B Certificate and this amendment, the provisions of this amendment shall control and be binding.

[The Remainder of this Page is Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on its behalf by its President and CEO this 16th day of January, 2013.

CELLTECK, INC.

/s/ Nikolas Konstant
By: Nikolas Konstant
Its: President and CEO

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Schedule 3.3

Series B Preferred Stock

Prior to the issuance of any shares under the Agreement, there are 44,825,044 shares of Series B Convertible Preferred Stock (“Series B Stock”) issued and outstanding.

Warrants

There are 9,373,000 warrants to purchase shares of common stock and 545,000 warrants to purchase shares of Series B Stock issued and outstanding. The terms of such warrants are set forth below:

1.	A warrant to purchase 100,000 shares of Series B Stock. The exercise price is $3.00 per share, and the warrant has already vested. The warrant expires on August 2, 2014.
2.	A warrant to purchase 20,000 shares of Series B Stock. The exercise price is $2.50 per share, and the warrant has already vested. The warrant expires on August 2, 2015.
3.	A warrant to purchase 175,000 shares of Series B Stock. The exercise price is $2.50 per share, and the warrant has already vested. The warrant expires on June 18, 2014.
4.	Warrants to purchase 2,400,000 shares of common stock. The exercise price is $2.50 per share, and the warrants have already vested. The warrants expire on November 12, 2015, but the warrant holders have an option to extend the expiration date if Cellteck does not file a registration statement with the SEC within 270 days of November 12, 2012. By their terms, neither the exercise price nor the number of shares issuable upon exercise shall be increased or decreased upon the occurrence of the upcoming reverse stock split contemplated in the merger agreement between EOS and Cellteck (the “Stock Split”).
5.	Warrants to purchase 1,303,000 shares of common stock. The exercise price is $3.00 per share, and the warrants will vest if Cellteck or one of its subsidiaries acquires an oil concession in Ghana. The warrants expire on November 12, 2015, but the warrant holders have an option to extend the expiration date if Cellteck does not file a registration statement with the SEC within 270 days of November 12, 2012. By their terms, neither the exercise price nor the number of shares issuable upon exercise shall be increased or decreased upon the occurrence of the Stock Split.
6.	Warrants to purchase 4,670,000 shares of common stock. The exercise price is $5.35 per share, and the warrants will vest if Cellteck or one of its subsidiaries acquires an oil concession in Ghana. The warrants expire on November 12, 2015, but the warrant holders have an option to extend the expiration date if Cellteck does not file a registration statement with the SEC within 270 days of November 12, 2012. Cellteck may elect to shorten the term of the warrants by moving the expiration date to the date six months (plus any additional days added if the underlying shares remain unregistered after 270 days) from the day that certain conditions have been satisfied. If the expiration date of the warrants has been moved by Cellteck, the warrant holders may elect to extend the term of the warrants by moving the expiration date forward one calendar day for every trading day that the thirty day average trailing trading volume of Cellteck’s common stock is greater than $750,000,000, provided that the expiration date shall not be moved past the date that the warrants were originally set to expire (plus any additional days added if the underlying shares remain unregistered after 270 days). By their terms, neither the exercise price nor the number of shares issuable upon exercise shall be increased or decreased upon the occurrence of the Stock Split.

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7.	A warrant to purchase 1,000,000 shares of common stock. The exercise price is $3.00 per share, and the warrant will not vest until the Stock Split has been effectuated. The warrant expires on December 25, 2015. By its terms, neither the exercise price nor the number of shares issuable upon exercise shall be increased or decreased upon the occurrence of the Stock Split.
8.	A warrant to purchase 250,000 shares of Series B Stock. The exercise price is $2.50 per share. The warrant holder has a vested right to purchase 50,000 of the underlying shares. The vesting terms of the remaining 200,000 shares have not yet been determined. The warrants expire January 21, 2016.

Options

There are 100,000 options to purchase Series B Stock at an exercise price of $2.50 issued and outstanding. These options are all vested. 75,000 options expire on May 1, 2015 and 25,000 options expire on August 1, 2015.

Other

Cellteck may in the future be obligated to issue shares pursuant to the following agreements:

1.	On July 11, 2011, EOS entered into an employment agreement with Michael Finch to fill the position of EOS’ CEO. Pursuant to the agreement, Mr. Finch was entitled to 2,000,000 shares of common stock of EOS vesting over two years. However, a dispute arose regarding the amount of work Mr. Finch was performing for EOS and the employment was terminated. Mr. Finch has requested arbitration to resolve his compensation. The arbitration is currently underway.
2.	On October 3, 2011, EOS entered into an Exclusive Business Partner and Advisory Agreement with Baychester Petroleum Ltd. (“Baychester”), a Ghanaian limited liability company. If Cellteck or one of its subsidiaries is granted a concession in West Africa, Baychester will be issued 5,000,000 shares of Cellteck’s common stock.
3.	On November 21, 2011, EOS entered into an Employment Agreement with Anthony Fidaleo to fill the position of EOS’ CFO. Pursuant to the agreement, Mr. Fidaleo was entitled to 250,000 stock options to purchase common stock of Eos vesting over two years. However, a dispute arose regarding the amount of work Mr. Fidaleo was performing for EOS and the employment was terminated. No disputes have arisen and no lawsuits or other claims have been filed against EOS or Cellteck that relate to Mr. Fidaleo’s employment agreement.
4.	On February 16, 2012, EOS entered into a loan agreement with Vatsala Sharma. The loan, as amended, has a maturity date of April 30, 2013. If the loan is not repaid by the maturity date, Cellteck agreed to issue Vatsala Sharma 275,000 shares of Series B Stock.
5.	On July 1, 2012, EOS entered into a Services Agreement with Quantum Advisors, LLC (“Quantum”), whose managing member is a board member of EOS and Cellteck. Pursuant to the terms of the agreement, Quantum has the option to acquire 50,000 shares of Series B Stock if it is still employed by EOS on July 1, 2013 and an additional 50,000 shares of Series B Stock if it is still employed by EOS on December 31, 2013.

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6.	On November 15, 2012, EOS entered into an agreement with Sterling Atlantic, LLC, pursuant to which, in exchange for $40,000, EOS agreed to issue to Sterling Atlantic LLC, post-merger and post-Stock Split, 40,000 shares of common stock of Cellteck and 40,000 warrants to purchase shares of common stock of Celtleck with a five year-term and an exercise price of $2.50 per share.
7.	On January 21, 2013, EOS entered into a Consulting Agreement with SAI Geoconsulting, Inc. (“SAI”). Pursuant to the agreement, SAI was given the option to purchase 100,000 shares of Cellteck’s Series B Stock, which SAI exercised. 25,000 of such shares vested immediately and were issued to SAI. The remaining 75,000 shares may be issued from time to time as Cellteck’s board of directors determines in its sole and absolute discretion.

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